PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED AUGUST 23, 2001)

50,000 Series F Depositary Shares

25,000 Series G Depositary Shares

First Industrial Realty Trust, Inc.

Depositary Shares Each Representing 1/100 of a Share of

Flexible Cumulative Redeemable Preferred Stock
(T-FLEXSM)
(Series F Depositary Shares — Five-Year Initial Fixed Rate Period)
(Series G Depositary Shares — Ten-Year Initial Fixed Rate Period)
(Liquidation Preference Equivalent to $1,000 Per Depositary Share)

Each of the 75,000 Depositary Shares (the “Depositary Shares”) offered hereby represents ownership of 1/100 of a share of the Series F or Series G Flexible Cumulative Redeemable Preferred Stock (collectively, the “Preferred Shares”) of First Industrial Realty Trust, Inc. (the “Company”), deposited with EquiServe Inc., and its fully owned subsidiary, EquiServe Trust Company, N.A., as Depositary, and entitles the holder to all proportional rights, preferences and privileges of the Preferred Shares represented thereby (including dividend, voting, redemption and liquidation rights and preferences). The proportionate liquidation preference of each Depositary Share is $1,000.

Dividends on the Preferred Shares represented by the Depositary Shares will be cumulative from the date of original issuance and initially will be payable semi-annually in arrears, commencing on September 30, 2004. The initial distribution rate on the Series F Preferred Shares will be 6.236% per annum from the date of original issuance through March 31, 2009, which is the initial fixed rate period (which is equivalent to $62.36 per Depositary Share per year). The initial distribution rate on the Series G Preferred Shares will be 7.236% per annum from the date of original issuance through March 31, 2014, which is the initial fixed rate period (which is equivalent to $72.36 per Depositary Share per year). Thereafter, the distribution rates for the Preferred Shares may be at fixed rates determined through remarketings of the applicable Depositary Shares for specific periods of varying length or may be at a Floating Rate as defined herein.

In order to maintain the Company’s qualification as a real estate investment trust (“REIT”) for federal income tax purposes, ownership by any person of the Depositary Shares, the Preferred Shares and other classes of capital stock of the Company is limited, with certain exceptions, to an aggregate of 9.9% in value of the outstanding capital stock of the Company. In addition, Depositary Shares may not be acquired by certain employee benefit plans or certain other investors. See “Description of Preferred Stock — Restrictions on Ownership” in the accompanying Prospectus and “Certain ERISA Considerations” in this Prospectus Supplement.

A brief description of the Preferred Shares can be found under “Summary Information — Q&A” in this Prospectus Supplement.

	Per Depositary Share	Total(2)

Initial public offering price(1)	$1,000	$75,000,000
Underwriting commissions payable by the Company	$12.50	$937,500
Proceeds to the Company	$987.50	$74,062,500

(1)	Plus accumulated distributions, if any, from the date of original issuance, which is expected to be May 27, 2004.

(2)	Before deducting expenses payable by the Company.

Investing in the Preferred Shares involves risks. See the section entitled “Risk Factors” beginning on page S-8 of this Prospectus Supplement and page 5 of the accompanying Prospectus for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Preferred Shares or determined that this Prospectus Supplement or the accompanying Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Preferred Shares will be ready for delivery in book-entry form only through The Depository Trust Company on or about May 27, 2004.

LEHMAN BROTHERS

CREDIT SUISSE FIRST BOSTON	WACHOVIA SECURITIES	BB & T CAPITAL MARKETS

The date of this Prospectus Supplement is May 18, 2004.

      Unless the context otherwise requires, references in this prospectus to “First Industrial,” “we,” “us” and “our” refer to First Industrial Realty Trust, Inc. and its consolidated partnerships, limited liability companies and corporations.

      You should rely only on the information incorporated by reference or provided in this Prospectus Supplement or the accompanying Prospectus. Neither we nor the Underwriters have authorized anyone to provide you with different information. Neither we nor the Underwriters are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this Prospectus Supplement or the accompanying Prospectus is accurate as of any date other than the date on the front cover of this Prospectus Supplement.

      This Prospectus Supplement and the accompanying Prospectus, including documents incorporated by reference, contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in: economic conditions generally and the real estate market specifically, legislative/regulatory changes (including changes to laws governing the taxation of REITs), availability of financing, interest rate levels, competition, supply and demand for industrial properties in our current and proposed market areas, potential environmental liabilities, slippage in development or lease-up schedules, tenant credit risks, higher-than-expected costs and changes in general accounting principles, policies and guidelines applicable to REITs. These risks and uncertainties, together with those stated under the caption “Risk Factors” herein and in the accompanying Prospectus, should be considered in evaluating forward-looking statements, and undue reliance should not be placed on these statements.

SUMMARY INFORMATION — Q&A

      The following information supplements, and should be read together with, the information contained in other parts of this Prospectus Supplement and in the accompanying Prospectus. This summary highlights selected information from this Prospectus Supplement and the accompanying Prospectus to help you understand the Preferred Shares and the Depositary Shares. You should carefully read this Prospectus Supplement and the accompanying Prospectus to understand fully those terms as well as the tax and other considerations that are important to you in making a decision about whether to invest in the Depositary Shares. You should pay special attention to the “Risk Factors” section beginning on page S-8 of this Prospectus Supplement and page 5 of the accompanying Prospectus to determine whether an investment in the Depositary Shares is appropriate for you.

What are the Preferred Shares and the Depositary Shares?

      The Series F Preferred Shares and Series G Preferred Shares are new series of preferred shares of First Industrial Realty Trust, Inc. Each Preferred Share will entitle the holder to receive cash distributions (“Distributions”), and to certain other rights, as described in this Prospectus Supplement.

      Each Depositary Share represents 1/100 of a Series F or Series G Preferred Share. The Preferred Shares will each be deposited with EquiServe Inc., and its fully owned subsidiary, EquiServe Trust Company, N.A., as Depositary (the “Depositary”), under a deposit agreement (the “Deposit Agreement”) among the Company, the Depositary and the holders from time to time of the depositary receipts (the “Depositary Receipts”) issued by the Depositary thereunder. Depositary Receipts will evidence the Depositary Shares. Subject to the terms of the Deposit Agreement, each holder of a Depositary Receipt evidencing a Depositary Share will be entitled, proportionately, to all the rights and preferences of, and subject to all of the limitations of, the interest in the Preferred Shares represented thereby (including dividend, voting, redemption and liquidation rights and preferences). See “Description of Depositary Shares” in the accompanying Prospectus. The Company is offering the Depositary Shares at a price of $1,000 per share.

Who is the Company?

      First Industrial Realty Trust, Inc. is a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). First Industrial Realty Trust, Inc., together with its consolidated partnerships, limited liability companies and corporations, is a self-administered and fully integrated real estate company which owns, manages, acquires, sells and develops industrial real estate. Our principal executive offices are located at 311 S. Wacker Drive, Suite 4000, Chicago, Illinois 60606, telephone number (312) 344-4300. Our website is www.firstindustrial.com. The information on our website is not a part of, and is not incorporated by reference into, this Prospectus Supplement.

What will the Distribution Rate be on the Preferred Shares?

      Distributions on the Series F Preferred Shares initially will be paid at a rate (a “Distribution Rate”) of 6.236% per annum of the liquidation preference (an “Initial Distribution Rate”) (equivalent to $62.36 per Depositary Share), payable semiannually in arrears, for the period from the date of original issuance of the Series F Preferred Shares, which is expected to be May 27, 2004, through March 31, 2009 (an “Initial Fixed Rate Period”). The Initial Distribution Rate on the Series G Preferred Shares will be 7.236% per annum of the liquidation preference (equivalent to $72.36 per Depositary Share), payable semiannually in arrears, for the period from the date of original issuance of the Series G Preferred Shares, which is expected to be May 27, 2004, through March 31, 2014.

      If the underlying Preferred Shares are not redeemed, we will have the option to remarket the related Depositary Shares prior to expiration of the relevant Initial Fixed Rate Period to establish a new fixed per annum Distribution Rate (together with the relevant Initial Distribution Rate and any subsequent fixed rate established pursuant to a remarketing, as described below, a “Fixed Rate”) with respect to the those Preferred Shares (to be in effect after the relevant Initial Fixed Rate Period). Any new Fixed Rate so established will be in effect for such period (together with the Initial Fixed Rate Period and any subsequent period established pursuant to a remarketing, as described below, a “Fixed Rate Period”) as we determine in connection with the remarketing, provided that a Fixed Rate Period must be for a duration of at least six months. A Fixed Rate Period may not end on a day other than a Distribution Payment Date (as defined below). Distributions on Preferred Shares during any Fixed Rate Period will be payable semiannually in arrears. Prior to the expiration of any Fixed Rate Period after the Initial Fixed Rate Period during which the relevant Preferred Shares are not redeemable, we will have the option to remarket the relevant Depositary Shares to establish a new Fixed Rate for a new Fixed Rate Period (to be in effect after the expiration of the then current Distribution Period). We also have the option to remarket the Series F or Series G Depositary Shares for the purpose of establishing a new Fixed Rate for a new Fixed Rate Period prior to any Distribution Payment Date during a time in which the relevant Preferred Shares are redeemable in a subsequent Fixed Rate Period.

      If a Series of Preferred Shares is not redeemed and if we elect not to remarket the related Depositary Shares prior to expiration of the relevant Initial Fixed Rate Period or any subsequent Fixed Rate Period, or if we are unable to successfully remarket all Depositary Shares tendered for sale in a remarketing, Distributions on that Series of Preferred Shares will thereafter be payable at a floating rate (a “Floating Rate”) reset quarterly equal to 2.375%, in the case of the Series F Preferred Shares, and 2.500%, in the case of the Series G Preferred Shares (in either case, the “Initial Credit Spread”), plus the “Adjustable Rate,” which will be the greater of (i) the 3-month LIBOR Rate; (ii) the 10-year Treasury CMT Rate; and (iii) the 30-year Treasury CMT Rate (each as defined herein). A Floating Rate will be in effect until we subsequently remarket the relevant Depositary Shares to again establish a Fixed Rate for a new Fixed Rate Period as described below. During any period during which a Floating Rate is in effect (a “Floating Rate Period”), distributions on the those Preferred Shares will be payable quarterly in arrears. We may elect to remarket the relevant Depositary Shares prior to any Distribution Payment Date relating to a Floating Rate Period in order to again establish a new Fixed Rate for a new Fixed Rate Period (to be in effect after the expiration of the then current Distribution Period, as defined below).

      In this Prospectus Supplement, each semiannual distribution period in a Fixed Rate Period (including, without limitation, the relevant Initial Fixed Rate Period) and each quarterly distribution period in a Floating Rate Period are sometimes referred to as a “Distribution Period.”

What are the procedures for remarketing the Depositary Shares and establishing the Distribution Rate for Distribution Periods subsequent to the Initial Fixed Rate Period?

      In connection with any remarketing of either Series of the Depositary Shares, holders of those Depositary Shares will be given the option to elect to retain or tender all or a portion of their Depositary Shares for sale in the remarketing. Such election will be required to be made on a date that is no later than the fifth Business Day (as defined below) prior to the proposed remarketing date (an “Election Date”). A holder that fails to give an election notice to the Remarketing Agent (as defined below) by the Election Date will be deemed to have elected to sell its Series F or Series G Depositary Shares in the remarketing. A holder of Depositary Shares being remarketed may notify the Remarketing Agent of its interest in retaining all or some of its Series F or Series G Depositary Shares, provided that the new Distribution Rate on such Depositary Shares is a Fixed Rate not less than a rate per annum specified by the holder. In such case, the holder will be given priority to purchase the specified number of Depositary Shares in the remarketing, provided the new Distribution Rate on such Depositary Shares is a Fixed Rate not less than the rate specified by the holder.

      If the Remarketing Agent is able to remarket all Depositary Shares tendered or deemed tendered in connection with the remarketing at a price equal to $1,000 per Depositary Share for the desired new Fixed Rate Period selected by us, the Distribution Rate on that Series of Preferred Shares for the new Fixed Rate Period will be the rate that the Remarketing Agent determines, in its sole judgment, to be the lowest rate per annum, if any, that will enable it to remarket all Depositary Shares tendered or deemed tendered for remarketing at a price of $1,000 per Depositary Share.

      If the Remarketing Agent is unable to remarket all Depositary Shares tendered or deemed tendered in connection with a remarketing at a price equal to $1,000 per Depositary Share for the desired new Fixed Rate Period selected by us, the Distribution Rate on that Series of Preferred Shares will be the then applicable Floating Rate. In such case, each holder will continue to hold its Depositary Shares at the Floating Rate.

      The purchase price payable to a holder for any Depositary Share repurchased from it in a remarketing is expected to be equal to $1,000 per Depositary Share plus accrued and unpaid Distributions. Lehman Brothers Inc. is expected to act as remarketing agent (the “Remarketing Agent”) in connection with any remarketing of the Depositary Shares.

      You should read “Description of the Preferred Shares — Remarketing” for more information regarding the procedures relating to a remarketing of the Depositary Shares.

When will you receive Distributions?

      If you purchase either Series of the Depositary Shares, you are entitled to receive Distributions at the applicable Distribution Rate on the applicable distribution payment date (each, a “Distribution Payment Date”). During each Initial Fixed Rate Period, Distributions will be payable semi-annually in arrears on March 31 and September 30 of each year, commencing on September 30, 2004. In any subsequent Fixed Rate Period, Distributions will be payable semiannually in arrears determined based on the remarketing date (for example, if Depositary Shares are remarketed for a new Fixed Rate Period that begins on January 1 or July 1, Distributions will be payable on June 30 and December 31 of each year, and if the Depositary Shares are remarketed for a new Fixed Rate Period that begins on April 1 or October 1, Distributions will be payable on September 30 and March 31 of each year); provided that if a subsequent Fixed Rate Period ends on a date other than the semi-annual date otherwise applicable, such date shall be a Distribution Payment Date. Distributions during any Floating Rate Period will be payable on March 31, June 30, September 30 and December 31 of each year, and on each other date on which a Floating Rate Period ends (also a “Distribution Payment Date”).

When can the Company redeem the Preferred Shares and the Depositary Shares?

      In addition to certain circumstances relating to our maintenance of our ability to qualify as a REIT as described under “Restrictions on Transfers of Capital Stock” in the accompanying Prospectus, the Preferred Shares may be redeemed at any time, in whole or in part, at our option:

•	on the last Distribution Payment Date relating to the Initial Fixed Rate Period for the relevant Series of Depositary Shares;

•	on such dates with respect to any other Fixed Rate Period as we may determine prior to the commencement of such Fixed Rate Period for the relevant Series of Depositary Shares; or

•	at any time during a Floating Rate Period for the relevant Series of Depositary Shares;

at a cash redemption price of $100,000 per share (equivalent to $1,000 per Depositary Share), plus all accrued and unpaid dividends (whether or not declared) to the date of redemption. If fewer than all the outstanding shares of a Series of Preferred Shares are to be redeemed, the number of shares and Depositary Shares of that Series to be redeemed will be determined by our Board of Directors and such shares shall be redeemed pro rata from the holders of record thereof in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by our Board of Directors.

Will the Depositary Shares be listed on a stock exchange?

      The Depositary Shares will not be listed on any stock exchange. The Underwriters have advised us that they intend to make a market in the Depositary Shares. The Underwriters will have no obligation to make a market in the Depositary Shares, however, and may cease market-making activities, if commenced, at any time.

Will holders of the Preferred Shares have any voting rights?

      Generally, the holders of the Preferred Shares will have limited voting rights, together with all other series of our preferred stock ranking pari passu with the Preferred Shares as to dividends or upon liquidation, to (1) elect directors to our Board of Directors under certain circumstances and (2) approve (A) the issuance of a series of preferred stock ranking senior to the Preferred Shares as to dividends or upon liquidation or (B) certain amendments to our charter. See “Description of the Preferred Shares — Voting Rights.”

In what form will the Depositary Shares be issued?

      The Depositary Shares will be represented by one or more global securities that will be deposited with and registered in the name of a securities depository or its nominee. This means that you will not receive a certificate for your Depositary Shares and that your broker will maintain your position in the Depositary Shares. We expect that the Preferred Shares and the Depositary Shares will be ready for delivery through a securities depository on or about May 27, 2004. The Depository Trust Company (“DTC”) will act as the initial securities depository for the Depositary Shares.

RISK FACTORS

      Your investment in the Preferred Shares will involve certain risks. You should carefully consider the following discussion of risks as well as the section entitled Risk Factors beginning on page 5 of the accompanying Prospectus, and the other information in this Prospectus Supplement and the accompanying Prospectus before deciding whether an investment in the Preferred Shares is suitable for you.

First Industrial Realty Trust, Inc. might fail to qualify or to remain qualified as a REIT.

      We intend to operate so as to qualify as a REIT under the Code. Although we believe that we are organized and will operate in a manner so as to qualify as a REIT, qualification as a REIT involves the satisfaction of numerous requirements, some of which must be met on a recurring basis. These requirements are established under highly technical and complex Code provisions of which there are only limited judicial or administrative interpretations, and involve the determination of various factual matters and circumstances not entirely within our control.

      We (through one of our subsidiary partnerships) entered into certain development agreements in 2000 through 2003, the performance of which has been completed. Under these agreements, we provided services to unrelated third parties and certain payments were made by the unrelated third parties for services provided by certain contractors hired by us. We believe that these payments were properly characterized by us as reimbursements for costs incurred by us on behalf of the third parties and do not constitute gross income and did not prevent us from satisfying the gross income requirements of the REIT provisions (the “gross income tests”). We have brought this matter to the attention of the Internal Revenue Service (the “IRS”). The IRS has not challenged or expressed any interest in challenging our view on this matter. If the IRS were to challenge such position and were successful, we might be found not to have satisfied the gross income tests in one or more of our taxable years. If we were found not to have satisfied the gross income tests, we could be subject to a penalty tax as further discussed under “Certain United States Federal Income Tax Consequences” below. However, such noncompliance should not adversely affect our status as a REIT as long as such noncompliance was due to reasonable cause and not to willful neglect, and certain other requirements are met. Although this cannot be assured, we believe that the risk of losing our REIT status as a result of these development agreements is remote.

      If we were to fail to qualify as a REIT in any taxable year, we would be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income at corporate rates. This could result in a discontinuation or substantial reduction in dividends to stockholders. Unless entitled to relief under certain statutory provisions, we also would be disqualified from electing treatment as a REIT for the four taxable years following the year during which we fail to qualify as a REIT. See “Certain United States Federal Income Tax Consequences” in this Prospectus Supplement.

There can be no assurance as to the liquidity of the Depositary Shares.

      There is no assurance that a secondary market for the Depositary Shares will develop or, if such a market develops, that the Depositary Shares will trade at or close to their stated liquidation amount. The ability of a holder of the Depositary Shares to sell such Depositary Shares may depend on the success of the remarketing. If the Remarketing Agent cannot remarket the Depositary Shares or we do not elect to remarket the Depositary Shares, the holders of the Depositary Shares may not be able to sell the Depositary Shares. It is not expected that the Depositary Shares will be listed on any securities exchange.

After the Initial Fixed Rate Periods, the Distribution Rate on the Preferred Shares will vary.

      The Distribution Rates on each Series of Preferred Shares is fixed for the relevant Initial Fixed Rate Period. Thereafter, the Preferred Shares will pay Distributions at Fixed Rates during future Fixed Rate Periods, which rates will be determined through remarketings of the Depositary Shares, or at Floating Rates during Floating Rate Periods, which rates will be the relevant Initial Credit Spread plus the Adjustable Rate. In connection with any proposed remarketing to set a Fixed Rate for a new Fixed Rate Period, you may have the opportunity to elect to sell your Depositary Shares to the Remarketing Agent at a price of $1,000 per

Depositary Share, plus accrued and unpaid distributions. If, however, the remarketing is unsuccessful, the relevant Series of Preferred Shares will pay Distributions at a Floating Rate until any future time that we elect to remarket those Depositary Shares to set a new Fixed Rate and are able to successfully remarket the Depositary Shares.

      Fixed Rate Periods and Floating Rate Periods can be of varying lengths and varying Distribution Rates. Distribution Rates on the Preferred Shares may move back and forth between Fixed Rates and Floating Rates over the life of the Preferred Shares.

There can be no assurance as to the market prices for the Depositary Shares.

      There can be no assurance as to the market prices for the Depositary Shares. Accordingly, the Depositary Shares that an investor may purchase, whether pursuant to the offer made by this Prospectus Supplement or in a remarketing, may trade at a discount to the price that the investor paid to purchase the Depositary Shares offered by this Prospectus Supplement.

You have limited voting rights.

      You will have limited voting rights. See “Description of the Preferred Shares — Voting Rights.”

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Three Months
Ended
	March 31,	Year Ended December 31,

	2004	2003(b)	2002(b)	2001(b)	2000(b)	1999(b)

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends(a)	1.02x	1.14x	1.11x	1.42x	1.47x	1.61x

(a)	For purposes of computing the ratios of earnings to fixed charges and preferred stock dividends, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income from continuing operations before minority interest allocable to continuing operations. Fixed charges consist of interest costs, whether expensed or capitalized and amortization of deferred financing costs.

(b)	The ratios set forth above for the five years ended December 31, 2003 are subject to adjustment as a result of the adoption of the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets” (“FAS 144”) as described in Note 3 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2003 and in Note 2 to our consolidated financial statements in our quarterly report on Form 10-Q for the quarter ended March 31, 2004. As a result, the adjustment required by FAS 144 will reduce income from continuing operations and the ratios of earnings to fixed charges and preferred stock dividends reported in the table above will not agree to the ratios of earnings to fixed charges and preferred stock dividends reported in our 2003 Form 10-K.

USE OF PROCEEDS

      We estimate that the gross proceeds from our sale of the Depositary Shares offered by this Prospectus Supplement will be $75 million. We intend to use the gross proceeds from this offering and the anticipated gross proceeds of approximately $125 million from a private offering of a new series of cumulative redeemable preferred shares (the “Series H Preferred Stock”) which we anticipate undertaking in the near future to redeem all of our (i) $125 million of 7.95% Series D Cumulative Preferred Stock (the “Series D Preferred Stock”) and (ii) $75 million of 7.90% Series E Cumulative Preferred Stock (the “Series E Preferred Stock”). Redemption of the 7.95% Series D Cumulative Preferred Stock is conditioned upon the closing of one or more equity offerings by us with aggregate proceeds of not less than $125 million. Redemption of the 7.90% Series E Cumulative Preferred Stock is conditioned upon (i) the closing of one or more equity offerings by us with aggregate proceeds of not less than $75 million but less than $125 million or (ii) the closing of one or more equity offerings by us with aggregate proceeds of not less than $200 million. If we complete this offering but are unable to consummate the Series H Preferred Stock offering, we will only redeem the Series E Preferred Stock. We will pay out of our general funds the underwriting commissions in connection with the Depositary Shares offered hereby and estimated offering expenses of $200,000.

      On May 17, 2004 we issued $125 million of senior notes in exchange for $100 million aggregate principal amount of our 7.375% Notes due May 15, 2011 and cash in an amount of $8,876,814. We also anticipate issuing approximately $125 million of additional senior notes in the near term. Cash proceeds of the senior notes would be available either to redeem our Series H Preferred Stock or for general corporate purposes, including the repayment of amounts outstanding under our $300 million unsecured revolving credit facility (the “Acquisition Facility”). Amounts outstanding under the Acquisition Facility, which matures on September 30, 2005, bear interest at a floating rate of interest. Currently, we have no agreement or understanding regarding the redemption of the Series H Preferred Stock or to use the proceeds of the senior notes for the repayment of amounts outstanding under our Acquisition Facility.

DESCRIPTION OF THE PREFERRED SHARES

General

      Under our Articles of Incorporation, as amended, up to 10,000,000 shares of preferred stock, par value $.01 per share, may be issued from time to time in one or more series, as authorized by our Board of Directors. Prior to issuance of shares of each series, our Board of Directors is required by the Maryland General Corporation Law and our Articles of Incorporation to fix for each series such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption as are permitted by Maryland law. As of the date hereof, 20,000 shares of 8 5/8% Series C Cumulative Preferred Stock (the “Series C Preferred Shares”), 50,000 shares of Series D Preferred Stock and 30,000 shares of Series E Preferred Stock are outstanding. On April 9, 2001, we redeemed all of outstanding Series A Cumulative Preferred Stock (the “Series A Preferred Shares”) at the price of $25 per share, plus accrued and unpaid dividends. On May 14, 2002, we redeemed all of our outstanding 8 3/4% Series B Cumulative Preferred Stock (the “Series B Preferred Shares”) at the price of $25 per Depositary Share, plus accrued and unpaid dividends. On May 8, 2004, we called for redemption, subject to certain conditions, of all of our outstanding 7.95% Series D Cumulative Preferred Stock at a redemption price of $2,500 per share plus accrued and unpaid dividends and all of our outstanding 7.90% Series E Cumulative Preferred Stock at a redemption price of $2,500 per share plus accrued and unpaid dividends.

      Prior to issuance, our Board of Directors will have adopted resolutions creating the Series F Preferred Shares and Series G Preferred Shares. When issued, both Series of the Preferred Shares will have a liquidation amount of $100,000 per share, will be fully paid and nonassessable, will not be subject to any sinking fund or other obligation of ours to redeem or retire either Series of Preferred Shares and will have no preemptive rights. The Series C Preferred Shares, the Series D Preferred Shares, the Series E Preferred

Shares, the Series F Preferred Shares and the Series G Preferred Shares and the Series H Preferred Shares, if issued, will rank on a parity as to payment by us, as issuer, of dividends and amounts upon liquidation. See “Description of Preferred Stock” in the accompanying Prospectus.

      EquiServe Inc., and its fully owned subsidiary, EquiServe Trust Company, N.A. will act as the transfer agent and dividend disbursing agent for the Preferred Shares.

      Each Depositary Share represents 1/100 of a Series F Preferred Share or of a Series G Preferred Share. Each Series of Preferred Shares will be deposited with EquiServe Inc., and its fully owned subsidiary, EquiServe Trust Company, N.A., as Depositary, under a Deposit Agreement among us, the Depositary and the holders from time to time of the Depositary Receipts issued by the Depositary thereunder. The Depositary Receipts will evidence the Depositary Shares. Subject to the terms of such Deposit Agreement, each holder of a Depositary Receipt evidencing a Depositary Share will be entitled, proportionately, to all the rights and preferences of, and subject to all of the limitations of, the interest in the Preferred Shares represented thereby (including dividend, voting, redemption and liquidation rights and preferences). See “Description of Depositary Shares” in the accompanying Prospectus.

      Immediately following the issuance of the Preferred Shares by us, we will deposit the Preferred Shares with the Depositary, which will then issue and deliver the Depositary Receipts to us. We will, in turn, deliver the Depositary Receipts to the Underwriters. Depositary Receipts will be issued evidencing only whole Depositary Shares.

      The following is a brief description of the terms of the Preferred Shares, which does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles Supplementary with respect to the Series F Preferred Shares and Series G Preferred Shares, the forms of which are available from us.

      See “Restrictions on Transfers of Capital Stock” in the accompanying Prospectus for a discussion of certain powers given to our Board of Directors to prohibit the transfer, or effect redemptions, of any our capital stock. Such restrictions are designed to implement ownership limitations which apply to beneficial ownership of such capital stock in order to aid us in maintaining our qualification as a REIT. In addition, Depositary Shares representing the Preferred Shares may not be acquired by certain employee benefit plans or certain other investors. See “Certain ERISA Considerations” in this Prospectus Supplement.

Distributions

General

      Holders of Preferred Shares, in preference to the holders of the common stock, and of any other capital stock of ours ranking junior to the Preferred Shares as to payment of dividends, will be entitled to receive, when and as declared by our Board of Directors out of our assets legally available for payment, cash dividends. The Initial Distribution Rate on the Series F Preferred Shares will be 6.236% per annum, payable semiannually in arrears, for the Initial Fixed Rate Period (equivalent to $62.36 per year per Depositary Share). The Initial Distribution Rate on the Series G Preferred Shares will be 7.236% per annum, payable semiannually in arrears, for the Initial Fixed Rate Period (equivalent to $72.36 per year per Depositary Share). If the underlying Preferred Shares are not redeemed, we will have the option to remarket the Series F or Series G Depositary Shares prior to the expiration of the relevant Initial Fixed Rate Period to establish a new Fixed Rate with respect to the relevant Preferred Shares (to be in effect after the relevant Initial Fixed Rate Period). Any new Fixed Rate so established will be in effect for such Fixed Rate Period as we determine in connection with the remarketing, provided that a Fixed Rate Period must be for a duration of at least six months and may not end on a day other than a Distribution Payment Date. Distributions on Preferred Shares during any Fixed Rate Period will be cumulative for the date of issuance and will be payable semiannually in arrears. Prior to expiration of any Fixed Rate Period after the Initial Fixed Rate Period during which the relevant Preferred Shares are not redeemable, we will have the option to remarket the Series F or Series G Depositary Shares to establish a new Fixed Rate for a new Fixed Rate Period (to be in effect after the expiration of the then current Distribution Period). We also have the option to remarket the Series F or

Series G Depositary Shares for the purpose of establishing a new Fixed Rate for a new Fixed Rate Period prior to any Distribution Payment Date during a time in which the relevant Preferred Shares are redeemable in a subsequent Fixed Rate Period.

      If a Series of Preferred Shares is not redeemed and we elect not to remarket the related Depositary Shares prior to expiration of the relevant Initial Fixed Rate Period or any subsequent Fixed Rate Period, or if we are unable to successfully remarket all Depositary Shares tendered or deemed tendered for sale in a remarketing, Distributions on that Series of Preferred Shares will thereafter be cumulative from such date and payable at the Floating Rate, subject to our right to subsequently remarket such Series F or Series G Depositary Shares to again establish a Fixed Rate for a new Fixed Rate Period. During any Floating Rate Period, Distributions on the Preferred Shares will be payable quarterly in arrears. We may elect to remarket the Series F or Series G Depositary Shares prior to any Distribution Payment Date relating to a Floating Rate Period in order to again establish a new Fixed Rate for a new Fixed Rate Period (to be in effect after the expiration of the then current Distribution Period).

      During each Initial Distribution Period, Distributions will be payable semiannually in arrears on March 31 and September 30 of each year, commencing on September 30, 2004. In any subsequent Fixed Rate Period, Distributions will be payable semiannually in arrears determined based on the remarketing date (for example, if the relevant Depositary Shares are remarketed for a new Fixed Rate Period that begins on January 1 or July 1, Distributions will be payable on June 30 or December 31 of each year, and if the Depositary Shares are remarketed for a new Fixed Rate Period that begins on April 1 or October 1, Distributions will be payable on September 30 or March 31 of each year); provided that if a subsequent Fixed Rate Period ends on a date other than the semi-annual date otherwise applicable, such date shall be a Distribution Payment Date. Distributions during any Floating Rate Period will be payable on March 31, June 30, September 30 and December 31 of each year, and on each other date on which a Floating Rate Period ends (also a “Distribution Payment Date”). Distributions not paid on a Distribution Payment Date will accumulate additional Distributions (to the extent permitted by law) compounded semiannually at the Fixed Rate or quarterly at the Floating Rate, as applicable, then in effect.

      If any Distribution Payment Date with respect to a Fixed Rate Period is not a Business Day, then Distributions will be payable on the first Business Day following such Distribution Payment Date with the same force and effect as if payment was made on the date such payment was originally payable. If any Distribution Payment Date with respect to a Floating Rate Period is not a Business Day, then Distributions will be payable on the first Business Day following such Distribution Payment Date and Distributions shall accrue to the actual payment date (except for a Distribution Payment Date that coincides with the Redemption Date).

      Distributions shall be payable on the Distribution Payment Date to holders of record as of the opening of business on the Business Day immediately preceding such Distribution Payment Date. After full dividends on the Preferred Shares have been paid or declared and funds set aside for payment for all past dividend periods and for the then current quarter, the holders of Preferred Shares will not be entitled to any further dividends with respect to that quarter.

      The amount of Distributions per Depositary Share payable on each semiannual Distribution Payment Date relating to a Fixed Rate Period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of Distributions per Depositary Share payable on each quarterly Distribution Payment Date in respect of a Floating Rate Period will be computed by multiplying the per annum Distribution Rate in effect for such Distribution Period by a fraction, the numerator of which will be the actual number of days in such Distribution Period (or portion thereof) (determined by including the first day thereof and excluding the last thereof) and the denominator of which will be 360, and multiplying the rate so obtained by $1,000.

      When dividends are not paid in full upon the Series F Preferred Shares or Series G Preferred Shares and any other shares of our preferred stock ranking on a parity as to dividends with that Series of Preferred Shares, all dividends declared upon that Series of Preferred Shares and any other of our preferred stock ranking on a parity as to dividends with that Series of Preferred Shares shall be declared pro rata so that the amount of dividends declared per share on such Preferred Shares and such other stock shall in all cases bear to each other the same ratio that the accrued dividends per share on that Series of Preferred Shares and such other preferred stock bear to each other. Except as set forth in the preceding sentence, unless full dividends on the Series F Preferred Shares or Series G Preferred Shares have been paid for all past dividend periods, no dividends (other than in common stock or other shares of our capital stock ranking junior to that Series of Preferred Shares as to dividends and upon liquidation) shall be declared or paid or set aside for payment, nor shall any other distribution be made on the common stock or on any other shares of our capital stock ranking junior to or on a parity with that Series of Preferred Shares as to dividends or upon liquidation. Unless full dividends on the Series of Preferred Shares have been paid for all past dividend periods, no common stock or any other shares of our capital stock ranking junior to or on a parity with the Series of Preferred Shares as to dividends or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid or made available for a sinking fund for the redemption of any such stock) by us or any subsidiary of ours except by conversion into or exchange for shares of our capital stock ranking junior to the Series of Preferred Shares as to dividends and upon liquidation.

      The Acquisition Facility restricts us from paying distributions on account of any fiscal year, on an aggregate basis, in excess of 95% of our “funds from operations” for such fiscal year, except in the case where such distributions are necessary to maintain our tax status as a REIT. “Funds from operations” is defined under the Acquisition Facility as GAAP net income, as adjusted by (i) excluding gains and losses from property sales (unless they are the result of our integrated industrial solutions activities, which primarily involve merchant development activities and land sales, as reported by us), debt restructurings and property write-downs and adjusted for the non-cash effect of straight-lining of rents, (ii) straight-lining various ordinary operating expenses which are payable less frequently than monthly (e.g., real estate taxes) and (iii) adding back depreciation, amortization and all non-cash items. In calculating “funds from operations,” no deduction shall be made from net income for closing costs and other one-time charges associated with the formation and capitalization of us or our affiliates. Management believes that this restriction will not impede our ability to pay, in full, the dividends on the Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares, the Series F Preferred Shares, the Series G Preferred Shares and the Series H Preferred Shares, if issued.

Determining the Floating Rate

      During any Floating Rate Period, the Calculation Agent (as defined below) shall calculate the Floating Rate and the amount of Distributions payable on each quarterly Distribution Payment Date relating to a Floating Rate Period. Promptly upon such determination, the Calculation Agent shall notify us of the Floating Rate for the new Distribution Period. The Floating Rate determined by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the beneficial owners and holders of the relevant Series of Preferred Shares and us.

      Except as provided below, the Floating Rate for any Floating Rate Period for the Series F Preferred Shares will be equal to the Adjustable Rate (as defined below) plus 2.375% and for the Series G Preferred Shares will be equal to the Adjustable Rate plus 2.500%. The “Adjustable Rate” for any Distribution Period will be equal to the highest of the 3-month LIBOR Rate, the 10-year Treasury CMT and the 30-year Treasury CMT (each as defined below and collectively referred to as the “Benchmark Rates”) for such Distribution Period during the Floating Rate Period. In the event that the Calculation Agent determines in good faith that for any reason:

•	any one of the Benchmark Rates cannot be determined for any Distribution Period, the Adjustable Rate for such Distribution Period will be equal to the higher of whichever two of such rates can be so determined;

•	only one of the Benchmark Rates can be determined for any Distribution Period, the Adjustable Rate for such Distribution Period will be equal to whichever such rate can be so determined; or

•	none of the Benchmark Rates can be determined for any Distribution Period, the Adjustable Rate for the preceding Distribution Period will be continued for such Distribution Period.

      The “3-month LIBOR Rate” means, for each Distribution Period, the arithmetic average of the two most recent weekly quotes for deposits for U.S. Dollars having a term of three months, as published on the first Business Day of each week during the relevant Calendar Period (as defined below) immediately preceding the Distribution Period for which the Floating Rate is being determined. Such quotes will be taken from the Bloomberg interest rate page most nearly corresponding to Telerate Page 3750 (or such other page as may replace such page for the purpose of displaying comparable rates) at approximately 11:00 a.m. London time on the relevant date. If such rate does not appear on the Bloomberg interest rate page most nearly corresponding to Telerate Page 3750 (or such other page as may replace such page for the purpose of displaying comparable rates) on the relevant date, the 3-month LIBOR Rate will be the arithmetic mean of the rates quoted by three major banks in New York City selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, on the relevant date for loans in U.S. Dollars to leading European banks for a period of three months.

      The “10-year Treasury CMT” means the rate determined in accordance with the following provisions:

•	With respect to any Distribution determination date and the Distribution Period that begins immediately thereafter, the 10-year Treasury CMT means the rate displayed the Bloomberg interest rate page most nearly corresponding to on Telerate Page 7051 containing the caption “. . .Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 p.m.,” and the column for the Designated CMT Maturity Index (as defined below).

•	If such rate is no longer displayed on the relevant page, or is not so displayed by 3:00 p.m., New York City time, on the applicable Distribution determination date, then the 10-year Treasury CMT for such Distribution determination date will be such treasury constant maturity rate for the Designated CMT Maturity Index as is published in H.15(519).

•	If such rate is no longer displayed on the relevant page, or if not published by 3:00 p.m., New York City time, on the applicable Distribution determination date, then the 10-year Treasury CMT for such Distribution determination date will be such constant maturity treasury rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the applicable Distribution determination date with respect to such Distribution reset date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed the Bloomberg interest rate page most nearly corresponding to on the Telerate Page 7051 and published in H.15(519).

•	If such information is not provided by 3:00 p.m., New York City time, on the applicable Distribution determination date, then the 10-year Treasury CMT for such Distribution determination date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 p.m., New York City time, on the Distribution determination date reported, according to their written records, by three leading primary United States government securities dealers in The City of New York (each, a “Reference Dealer”) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States (“Treasury Debentures”) with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year.

•	If the Calculation Agent is unable to obtain three such Treasury Debentures quotations, the 10-year Treasury CMT for the applicable Distribution determination date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 p.m., New York City time, on the applicable Distribution determination date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury

Debentures with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million.

•	If three or four (and not five) of such Reference Dealers are quoting as set forth above, then the 10-year Treasury CMT will be based on the arithmetic mean of the offered rates obtained and neither the highest nor lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as set forth above, the 10-year Treasury CMT with respect to the applicable Distribution determination date will remain the 10-year Treasury CMT for the immediately preceding Distribution Period. If two Treasury Debentures with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, then the quotes for the Treasury Debentures with the shorter remaining term to maturity will be used.

      The “30-year Treasury CMT” has the meaning specified under the definition of 10-year Treasury CMT, except that the Designated CMT Maturity Index for the 30-year Treasury CMT shall be 30 years.

      The 3-month LIBOR Rate, the 10-year Treasury CMT and the 30-year Treasury CMT shall each be rounded to the nearest hundredth of a percent.

      The Floating Rate with respect to each Floating Rate Period will be calculated as promptly as practicable by the Calculation Agent according to the appropriate method described above.

      “Bloomberg” means Bloomberg Financial Markets Commodities News.

      “Business Day” means a day other than (i) a Saturday or Sunday; (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed; or (iii) a day on which our principal executive office is closed for business.

      “Calculation Agent” means The Bank of New York, or its successor appointed by us, acting as calculation agent.

      “Calendar Period” means a period of 180 calendar days.

      “Designated CMT Maturity Index” means the original period to maturity of the U.S. Treasury securities (10 years) with respect to which the 10-year Treasury CMT will be calculated.

      “Telerate Page 3750” means the display designated on page 3750 on MoneyLine Telerate (or such other page as may replace the 3750 page on the service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. Dollars deposits).

      “Telerate Page 7051” means the display on MoneyLine Telerate (or any successor service), on such page (or any other page as may replace such page on that service), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519).

Conversion Rights

      The Preferred Shares will not be convertible into shares of any other class or series of our capital stock.

Liquidation Rights

      In the event of any voluntary or involuntary liquidation, dissolution or winding up, the holders of each Series of Preferred Shares will be entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock or of any other shares of our capital stock ranking as to such distribution junior to that Series of Preferred Shares, liquidating distributions in the amount of $100,000 per share (equivalent to $1,000 per Depositary Share), plus all accrued and unpaid dividends (whether or not declared) for the then current, and all prior, dividend periods. If, upon any voluntary or involuntary liquidation, dissolution or winding up, the amounts payable with respect to that Series of Preferred Shares and any of our other shares of stock ranking as to any such distribution on a parity with that Series of Preferred Shares are not paid in full, the holders of that Series of Preferred Shares and of such other capital stock will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled, and the holders of the Preferred Shares will not be entitled to any further participation in any distribution of assets by us.

      For purposes of liquidation rights, a consolidation or merger by us with or into any other corporation or corporations or a sale of all or substantially all of our assets is not a liquidation, dissolution or winding up of First Industrial Realty Trust, Inc.

Redemption

      In addition to certain circumstances relating to our maintenance of our ability to qualify as a REIT as described under “Restrictions on Transfers of Capital Stock” in the accompanying Prospectus, each Series of Preferred Shares may be redeemed, in whole or in part, at our option:

•	on the last Distribution Payment Date relating to the Initial Fixed Rate Period for the relevant Series of Depositary Shares;

•	on such dates with respect to any other Fixed Rate Period as we may determine prior to the commencement of such Fixed Rate Period for the relevant Series of Depositary Shares; or

•	at any time during a Floating Rate Period for the relevant Series of Depositary Shares;

at a cash redemption price of $100,000 per share (equivalent to $1,000 per Depositary Share), plus all accrued and unpaid dividends (whether or not declared) to the date of redemption. If fewer than all the outstanding shares of a Series of Preferred Shares are to be redeemed, the number of shares and Depositary Shares of that Series to be redeemed will be determined by our Board of Directors and such shares shall be redeemed pro rata from the holders of record thereof in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by our Board of Directors.

      Notwithstanding the foregoing, if any dividends on a Series of Preferred Shares for any dividend period have not been paid, no Preferred Shares shall be redeemed unless all outstanding Preferred Shares are simultaneously redeemed, and we shall not purchase or otherwise acquire, directly or indirectly, any Preferred Shares; provided, however, that this shall not prevent the purchase or acquisition of the Preferred Shares pursuant to a purchase or exchange offer if such offer is made on the same terms to all holders of a Series of Preferred Shares.

      Notice of redemption will be given by publication in a newspaper of general circulation in The City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 or more than 60 days prior to the redemption date. A similar notice will be mailed by us, postage prepaid, not less than 30 or more than 60 days prior to the redemption date, addressed to the respective holders of record of Depositary Shares of a Series to be redeemed at their respective addresses as they appear on our stock transfer records. Each notice shall state: (i) the redemption date; (ii) the number of Depositary Shares of a Series to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Depositary Shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If fewer than all the Depositary Shares of a Series held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Depositary Shares of a Series to be redeemed from such holder. In order to facilitate the redemption of a Series of Preferred Shares, our Board of Directors may fix a record date for the determination of Depositary Shares of a Series to be redeemed, such record date to be not less than 30 or more than 60 days prior to the date fixed for such redemption.

      Notice having been given as provided above, from and after the date specified therein as the date of redemption, unless we default in providing funds for the payment of the redemption price on such date, all dividends on the Series of Preferred Shares called for redemption will cease to accrue. From and after the redemption date, unless we so default, all rights of the holders of those Preferred Shares as our stockholders, except the right to receive the redemption price (but without interest), will cease. Upon surrender in accordance with such notice of the certificates representing any such shares (properly endorsed or assigned for transfer, if our Board of Directors shall so require and the notice shall so state), the redemption price set forth above shall be paid out of the funds provided by us. If fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

      Subject to applicable law and the limitation on purchases when dividends on a Series of Preferred Shares are in arrears, we may, at any time and from time to time, purchase any related Depositary Shares in the open market, by tender or by private agreement.

Voting Rights

      Except as indicated below, and except as expressly required by applicable law, the holders of Preferred Shares will not be entitled to vote.

      If the equivalent of six quarterly dividends (whether or not consecutive) payable on either Series of Preferred Shares or any other series of our preferred stock ranking on a parity with such Series of Preferred Shares as to dividends or upon liquidation (any such series, “Parity Preferred Shares”) are in arrears, the holders of all outstanding Preferred Shares of such Series and shares of any series of Parity Preferred Shares, voting as a single class without regard to series, will be entitled to elect two additional directors until all dividends in arrears have been paid (either directly or declared and funds therefor set apart for payment).

      At any time when such right to elect directors separately shall have so vested, we may, and upon the written request of the holders of record of not less than 20% of the total number of Series F Preferred Shares or Series G Preferred Shares, as the case may be, and shares of any series of Parity Preferred Shares then outstanding shall, call a special meeting of stockholders for the election of such directors. Such special meeting shall be held, in the case of such a written request, within 90 days after the delivery of such request and, in either case, at the place and upon the notice provided by law and in our Bylaws, provided that we shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing annual meeting of stockholders and the holders of all classes of outstanding preferred stock are offered the opportunity to elect such directors (or fill any vacancy) at such annual meeting of stockholders. Directors so elected shall serve until the next annual meeting of our stockholders or until their respective successors are elected and qualify, or, if sooner, until all dividends in arrears have been paid or declared and funds therefor set apart for payment. If, prior to the end of the term of any director so elected, a vacancy in the office of such director shall occur, during the continuance of a default in dividends on our preferred stock, by reason of death, resignation, or disability, such vacancy shall be filled for the unexpired term of such former director by the appointment of a new director by the remaining director or directors so elected.

      The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding Series F Preferred Shares or Series G Preferred Shares, as the case may be, and of any series of Parity Preferred Shares, voting as a single class, will be required to authorize another class of capital stock senior to the Series F Preferred Shares or the Series G Preferred Shares, as the case may be, with respect to the payment of dividends or the distribution of assets on liquidation. The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding Series F Preferred Shares or Series G Preferred Shares, as the case may be, will be required to amend or repeal any provision of, or add any provision to, the Articles of Incorporation, including the relevant Articles Supplementary, if such action would materially and adversely alter or change the rights, preferences or privileges of those Preferred Shares.

      No consent or approval of the holders of Depositary Receipts evidencing the Depositary Shares will be required for the issuance from our authorized but unissued preferred stock of other shares of any series of preferred stock ranking on a parity with or junior to the Preferred Shares as to payment of dividends and distribution of assets.

Remarketing

Remarketing Procedures

      Set forth below is a summary of the procedures to be followed in connection with a remarketing of a Depositary Share of a Series of Preferred Shares:

      If we elect to conduct a remarketing, not less than 10 nor more than 35 Business Days prior to the related Election Date, we are required to give the notice of remarketing of the Depositary Shares of a Series to DTC, the Remarketing Agent and the Calculation Agent. Such notice will describe the remarketing with respect to a Series of Preferred Shares and will indicate the length of the proposed new Fixed Rate Period, the proposed Remarketing Date and any redemption provisions that will apply during such new Fixed Rate Period. At any time prior to the Election Date, we may elect to terminate a remarketing by giving DTC, the Remarketing Agent and the Calculation Agent notice of such termination.

      Not later than 4:00 p.m., New York City time, on an Election Date, each holder of Depositary Shares of a Series being remarketed may give, through the facilities of DTC, a notice to us of its election (“Notice of Election”) (i) to retain and not to have all or any portion of such Depositary Shares owned by it remarketed in the remarketing, or (ii) to tender all or any portion of such Depositary Shares for purchase in the remarketing (such portion, in either case, is required to be in the liquidation amount of $1,000 per Depositary Share or any integral multiple thereof). Any Notice of Election given to us will be irrevocable and may not be conditioned upon the level at which the Fixed Rate is established in the remarketing. Promptly after 4:30 p.m., New York City time, on such Election Date, we, based on the Notices of Election received by us through DTC prior to such time, will notify the Remarketing Agent of the number of Depositary Shares of such Series to be retained by holders of Depositary Shares and the number of Depositary Shares tendered or deemed tendered for purchase in the remarketing.

      If any holder of Depositary Shares of a Series being remarketed gives a Notice of Election to tender Depositary Shares as described in clause (ii) in the prior paragraph, the Depositary Shares so subject to such Notice of Election will be deemed tendered for purchase in the remarketing, notwithstanding any failure by such holder to deliver or properly deliver such Depositary Shares to the Remarketing Agent for purchase. If any holder of such Depositary Shares fails timely to deliver a Notice of Election, as described above, such Depositary Shares will be deemed tendered for purchase in such remarketing, notwithstanding such failure or the failure by such holder to deliver or properly deliver such Depositary Shares to the Remarketing Agent for purchase.

      The right of each holder of Depositary Shares of a Series being remarketed to have Depositary Shares tendered for purchase shall be limited to the extent that (i) the Remarketing Agent conducts a remarketing pursuant to the terms of the Remarketing Agreements (as defined below); (ii) Depositary Shares tendered have not been called for redemption; (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Depositary Shares at a Fixed Rate; and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent.

      Any holder of Depositary Shares of a Series being remarketed that desires to continue to retain a number of Depositary Shares of such Series, but only if the Fixed Rate is not less than a specified rate per annum, should submit a Notice of Election to tender such Depositary Shares and separately notify the Remarketing Agent of its interest at the telephone number set forth in the notice of remarketing. If such holder so notifies the Remarketing Agent, the Remarketing Agent will give priority to such holder’s purchase of such number of Depositary Shares in the remarketing, providing that the Fixed Rate is not less than such specified rate.

      If holders submit Notices of Election to retain all of the Depositary Shares of a Series being remarketed then outstanding, the Fixed Rate will be the rate determined by the Remarketing Agent, in its sole discretion, as the rate that would have been established had a remarketing been held on the related Remarketing Date.

      On any Remarketing Date on which the remarketing is to be conducted, the Remarketing Agent will use commercially reasonable efforts to remarket, at a price equal to 100% of the liquidation amount thereof, Depositary Shares tendered or deemed tendered for purchase.

      If, as a result of such efforts, on any Remarketing Date, the Remarketing Agent has determined that it will be able to remarket all Depositary Shares tendered or deemed tendered for purchase in such remarketing at a Fixed Rate and at a price of $1,000 per Depositary Share, prior to 4:00 p.m., New York City time, on such Remarketing Date, the Remarketing Agent will determine the Fixed Rate, which will be the rate per annum (rounded to the nearest one-thousandth (0.001) of one percent per annum) which the Remarketing Agent determines, in its sole judgment, to be the lowest Fixed Rate per annum, if any, that will enable it to remarket all Depositary Shares tendered or deemed tendered for such remarketing at a price of $1,000 per Depositary Share.

      If the Remarketing Agent is unable to remarket by 4:00 p.m., New York City time, on the third Business Day prior to the Remarketing Settlement Date, all Depositary Shares tendered or deemed tendered for purchase at a price of $1,000 per Depositary Share in such remarketing, the Distribution Rate shall be the Floating Rate. In such case, no Depositary Shares will be sold in such remarketing and each holder will continue to hold such Depositary Shares at the Floating Rate applicable to the Preferred Shares. All Depositary Shares tendered or deemed tendered in a remarketing will be automatically delivered to the account of the Remarketing Agent through the facilities of DTC against payment of the purchase price therefor on the Remarketing Settlement Date. The Remarketing Agent will make payment to the Participant (as defined below) of each tendering holder of Depositary Shares in the remarketing through the facilities of DTC by the close of business on the Remarketing Settlement Date.

      In accordance with DTC’s normal procedures, on the Remarketing Settlement Date, the transactions described above with respect to each Depositary Share tendered or deemed tendered for purchase and sold in such remarketing will be executed through DTC and the accounts of the Participants (as defined below) will be debited and credited and such Depositary Shares delivered by book-entry as necessary to effect purchases and sales of such Depositary Shares. DTC is expected to make payment in accordance with its normal procedures.

      If any holder selling Depositary Shares in such remarketing fails to deliver such Depositary Shares, the Participant of such selling holder and of any other person that was to have purchased Depositary Shares in such remarketing may deliver to any such other person a number of Depositary Shares that is less than the number of Depositary Shares that otherwise was to be purchased by such person. In such event, the number of Depositary Shares to be so delivered will be determined by such Participant and delivery of such lesser number of Depositary Shares will constitute good delivery.

      The Remarketing Agent is not obligated to purchase any Depositary Shares that would otherwise remain unsold in a remarketing. Neither we nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Depositary Shares for remarketing.

      As used herein:

      “Remarketing Date” means any Business Day no later than the third Business Day prior to any Remarketing Settlement Date.

      “Remarketing Settlement Date” means with respect to a Series of Preferred Shares (i) the first Business Day of the next Distribution Period following the expiration of the Initial Fixed Rate Period; (ii) any Distribution Payment Date during a Floating Rate Period; or (iii) any Distribution Payment Date during a time in which the relevant Preferred Shares are not redeemable in a subsequent Fixed Rate Period and the Redemption Date during a time in which the relevant Preferred Shares are redeemable in a subsequent Fixed Rate Period.

Remarketing Agent

      The Remarketing Agent will be Lehman Brothers Inc. We will enter into Remarketing Agreements (the “Remarketing Agreements”) with the Remarketing Agent which provides, among other things, that Lehman Brothers Inc. will act as the exclusive Remarketing Agent and will use commercially reasonable efforts to remarket Depositary Shares of either Series tendered or deemed tendered for purchase in the remarketing at a price of $1,000 per Depositary Share. Under certain circumstances, some portion of the Depositary Shares tendered or deemed tendered in the remarketing may be purchased by the Remarketing Agent. See “— Remarketing Procedures.”

      The Remarketing Agreements provide that the Remarketing Agent shall incur no liability to us or to any holder of the Depositary Shares of either Series in its individual capacity or as Remarketing Agent for any action or failure to act in connection with a remarketing or otherwise, except as a result of gross negligence or willful misconduct on its part.

      We have agreed to indemnify the Remarketing Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments that the Remarketing Agent may be required to make, arising out of or in connection with its duties under the Remarketing Agreements.

      The Remarketing Agreements will also provide that any Remarketing Agent may resign and be discharged from its duties and obligations thereunder; provided, however, that no such resignation will become effective until the Company has appointed at least one nationally recognized broker-dealer as successor Remarketing Agent and such successor Remarketing Agent has entered into a remarketing agreement with us. In such case, we will use our reasonable best efforts to appoint a successor Remarketing Agent and enter into such a remarketing agreements with such person as soon as reasonably practicable.

Book-Entry Only Issuance — The Depository Trust Company

      DTC will act as the initial securities depositary for the Depositary Shares. The Depositary Shares of each Series will be listed only as fully registered securities registered in the name of Cede & Co., DTC’s nominee, or such other name as may be requested by an authorized representative of DTC. One or more fully registered global Depositary Share certificates will be issued for each Series, representing in the aggregate the total number of Depositary Shares, and will be deposited with DTC.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments from over 85 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of Direct Participants of DTC and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation and Emerging Markets Clearing Corporation (NSCC, GSCC, MBSCC and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants” and, together with the Direct Participants, the “Participants”). The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

      Purchases of Depositary Shares within the DTC system must be made by or through Direct Participants, which will receive a credit for the Depositary Shares on DTC’s records. The ownership interest of each actual purchaser of Depositary Shares (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Depositary Shares. Transfers of ownership interests in the Depositary Shares are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Depositary Shares, except in the event that use of the book-entry system for the Depositary Shares is discontinued.

      To facilitate subsequent transfers, all Depositary Shares deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Depositary Shares with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Depositary Shares. DTC’s records reflect only the identity of the Direct Participants to whose accounts such Depositary Shares are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Redemption notices shall be sent to DTC.

      Although voting with respect to the Preferred Shares is limited, in those cases where a vote is required, neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Depositary Shares. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Depositary Shares are credited on the record date (identified in a listing attached to the Omnibus Proxy).

      Distribution payments on the Depositary Shares will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to Cede & Co. (or such nominee as may be requested by an authorized representative of DTC) is our responsibility, disbursement of such payments to Direct Participants is the responsibility of DTC and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

      Except as provided herein, a Beneficial Owner in a global share of each Series of Preferred Shares will not be entitled to receive physical delivery of Depositary Shares. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Depositary Shares. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of Securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global Depositary Share.

      DTC may discontinue providing its services as securities depositary with respect to the Depositary Shares at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor securities depositary is not obtained, Depositary Receipts will be printed and delivered to the holders of record. Additionally, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to the Depositary Shares. In that event, Depositary Receipts for the Depositary Shares will be printed and delivered to the holders of record.

      The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. We have no responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Registrar and Transfer Agent

      It is anticipated that EquiServe Inc., EquiServe Trust Company, N.A., or one of their affiliates, will act as registrar and transfer agent (the “Securities Registrar”) for the Depositary Shares.

      Registration of transfers of Preferred Shares will be effected without charge by or on behalf of the Company, but upon payment in respect of any tax or other governmental charges which may be imposed in relation to it.

      The Securities Registrar will not be required to register or cause to be registered any transfer of Depositary Shares after they have been called for redemption.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

      This section is a summary of the material federal income tax matters of general application pertaining to REITs and to prospective purchasers of our Depositary Shares. This section supercedes the section entitled “Federal Income Tax Considerations” in the accompanying prospectus. This discussion is based upon current law (which is subject to change, possibly on retroactive basis) and does not purport to deal with all aspects of federal income taxation that may be relevant to investors subject to special treatment under the federal income tax laws, such as dealers in securities, insurance companies, tax-exempt entities (except as described herein), expatriates, financial institutions, non-U.S. stockholders (except as described herein) or partnerships or other pass-through entities. This section applies only to purchasers of Depositary Shares in this offering who hold the shares as capital assets within the meaning of Section 1221 of the Code.

      The provisions of the Code pertaining to REITs are highly technical and complex and sometimes involve mixed questions of fact and law. This section does not discuss U.S. federal estate or gift taxation or state, local or foreign taxation.

      You are advised to consult with your own tax advisor regarding the specific U.S. federal, state, local and foreign tax consequences to you of the purchase, ownership and sale of Depositary Shares.

Taxation of First Industrial Realty Trust, Inc.

      In the opinion of Cahill Gordon & Reindel LLP:

•	commencing with our taxable year ended December 31, 1994, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and

•	our current and proposed method of operation (as represented by us to Cahill Gordon & Reindel LLP in a written certificate) will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code.

      Cahill Gordon & Reindel LLP’s opinion is based on various assumptions and is conditioned upon certain representations made by us as to factual matters with respect to us and certain partnerships, limited liability companies and corporations through which we hold substantially all of our assets, including an assumption that, if we ultimately were found not to have satisfied the gross income requirements of the REIT provisions as a result of certain development agreements entered into by us (as discussed in “Risk Factors” above), such failure was due to reasonable cause and not due to willful neglect, and we have otherwise satisfied all the requirements for relief under the Code (as discussed in “Risk Factors” above). Moreover, our qualification and taxation as a REIT depends upon our ability to meet, as a matter of fact, through actual annual operating results, distribution levels, diversity of stock ownership and various other qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Cahill Gordon & Reindel LLP. No assurance can be given that the actual results of our operations for any particular taxable year will satisfy those requirements.

      To qualify as a REIT under the Code for a taxable year, we must meet certain organizational and operational requirements, which generally require us to be a passive investor in real estate and to avoid excessive concentration of ownership of our capital stock. Generally, at least 75% of the value of our total assets at the end of each calendar quarter must consist of real estate assets, cash or governmental securities. We generally may not own securities possessing more than 10% of the total voting power, or representing more than 10% of the total value, of the outstanding securities of any issuer, and the value of any one issuer’s securities may not exceed 5% of the value of our assets. Shares of qualified REITs, qualified temporary investments and shares of certain wholly owned subsidiary corporations known as “qualified REIT subsidiaries” and “taxable REIT subsidiaries” are exempt from these prohibitions. We hold assets through certain qualified REIT subsidiaries and taxable REIT subsidiaries. In the opinion of Cahill Gordon & Reindel LLP, based on certain factual representations, these holdings do not violate the prohibitions in the REIT provisions on ownership of securities.

      The 10% and 5% limitations described above will not apply to the ownership of securities of a taxable REIT subsidiary. A REIT may own up to 100% of the securities of a taxable REIT subsidiary subject only to the limitations that the aggregate value of the securities of all taxable REIT subsidiaries owned by the REIT does not exceed 20% of the value of the assets of the REIT, and the aggregate value of all securities owned by the REIT (including the securities of all taxable REIT subsidiaries, but excluding governmental securities) does not exceed 25% of the value of the assets of the REIT. A taxable REIT subsidiary generally is any corporation (other than another REIT and corporations involved in certain lodging, healthcare, franchising and licensing activities) owned by a REIT with respect to which the REIT and such corporation jointly elect that such corporation shall be treated as a taxable REIT subsidiary.

      For each taxable year, at least 75% of a REIT’s gross income must be derived from specified real estate sources and 95% must be derived from such real estate sources plus certain other permitted sources. Real estate income for purposes of these requirements includes

•	gain from the sale of real property not held primarily for sale to customers in the ordinary course of business,

•	dividends on REIT shares,

•	interest on loans secured by mortgages on real property,

•	certain rents from real property, and

•	certain income from foreclosure property.

      For rents to qualify, they may not be based on the income or profits of any person, except that they may be based on a percentage or percentages of gross receipts. Also, subject to certain limited exceptions, the REIT may not manage the property or furnish services to tenants except through an independent contractor which is paid an arm’s-length fee and from which the REIT derives no income. However, a REIT may render a de minimis amount of otherwise impermissible services to tenants, or in connection with the management of property, and treat amounts received with respect to such property as rents from real property. In addition, a taxable REIT subsidiary may provide certain services to tenants of the REIT, which services could not otherwise be provided by the REIT or the REIT’s other subsidiaries.

      Substantially all of our assets are held through certain partnerships. In general, in the case of a REIT that is a partner in a partnership, applicable regulations treat the REIT as holding directly its proportionate share of the assets of the partnership and as being entitled to the income of the partnership attributable to such share based on the REIT’s proportionate share of such partnership’s capital.

      We must satisfy certain ownership restrictions that limit the concentration of ownership of our capital stock and the ownership by us of our tenants. Our outstanding capital stock must be held by at least 100 stockholders during at least 335 days of a taxable year or during a proportionate part of a taxable year of less than 12 months. No more than 50% in value of our outstanding capital stock, including in some circumstances capital stock into which outstanding securities might be converted, may be owned actually or constructively by five or fewer individuals or certain entities at any time during the last half of any taxable year. Accordingly, our articles of incorporation contain certain restrictions regarding the transfer of our common stock, preferred stock and any other outstanding securities convertible into stock when necessary to maintain our qualification as a REIT under the Code. However, because the Code imposes broad attribution rules in determining constructive ownership, no assurance can be given that the restrictions contained in our articles of incorporation will be effective in maintaining our REIT status. See “Restrictions on Transfers of Capital Stock” in the accompanying Prospectus.

      So long as we qualify for taxation as a REIT, distribute at least 90% of our REIT taxable income, computed without regard to net capital gain or the dividends paid deduction, for each taxable year to our stockholders annually and satisfy certain other distribution requirements, we will not be subject to federal income tax on that portion of such income distributed to stockholders. We will be taxed at regular corporate rates on all income not distributed to stockholders. Our policy is to distribute at least 90% of our taxable income annually. We may elect to pass through to our shareholders on a pro rata basis any taxes paid by us on our undistributed net capital gain income for the relevant tax year. REITs also may incur taxes for certain other activities or to the extent distributions do not satisfy certain other requirements.

      Our failure to qualify during any taxable year as a REIT could have a material adverse effect upon our stockholders. If disqualified for taxation as a REIT for a taxable year, we also would be unable to elect to be taxed as a REIT for the next four taxable years, unless certain relief provisions were available. We would be subject to federal income tax at corporate rates on all of our taxable income and would not be able to deduct any dividends paid, which could have a material adverse affect on our business and could result in a discontinuation of or substantial reduction in dividends to stockholders. Dividends also would be subject to the regular tax rules applicable to dividends received by stockholders of corporations. Should the failure to qualify as a REIT be determined to have occurred retroactively in one of our earlier tax years, the imposition of a substantial federal income tax liability on us attributable to any nonqualifying tax years may adversely affect our business and our ability to pay dividends. In the event that we fail to meet certain gross income tests applicable to REITs, we may nonetheless retain our qualification as a REIT if we pay a penalty tax equal to the amount by which 90% or 75% of our gross income exceeds our gross income qualifying under the 95% or 75% gross income test respectively (whichever amount is greater) multiplied by a fraction intended to reflect our profitability, so long as such failure was considered to be due to reasonable cause and not willful neglect and certain other conditions are satisfied. Any such taxes would adversely affect our ability to pay dividends and distributions.

Taxation of Stockholders

      As used herein, the term “U.S. stockholder” means a holder of Depositary Shares that for U.S. federal income tax purposes is:

•	an individual citizen or resident of the United States,

•	a corporation created or organized in or under the laws of the United States or any political subdivision thereof,

•	an estate whose income is subject to U.S. federal income taxation regardless of its source, or

•	any trust if

•	a U.S. court is able to exercise primary supervision over the administration of that trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or

•	it has a valid election in place to be treated as a U.S. person.

      As used herein, the term “non-U.S. stockholder” means a holder of Depositary Shares that for U.S. federal income tax purposes is either a nonresident individual alien or a corporation, estate or trust that is not a U.S. stockholder.

      The federal income tax treatment of a partner in a partnership holding a Depositary Share will depend on the activities of the partnership and the status of the partner. A partner in such partnership should consult its own tax advisor regarding the federal income treatment to the partner of such partnership holding a Depositary Share.

      Owners of the Depositary Shares will be treated for U.S. federal income tax purposes as if they were direct owners of the Preferred Shares represented by those Depositary Shares and, accordingly, the following discussion of tax consequences pertaining to the Depositary Shares pertains equally to the Preferred Shares.

Taxable U.S. Stockholders

General

      Except as discussed below, so long as we qualify for taxation as a REIT, distributions with respect to the Depositary Shares made out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be includible by the stockholders as ordinary income for federal income tax purposes. None of these distributions will be eligible for the dividends received deduction for corporate stockholders. For purposes of determining whether distributions on our outstanding preferred stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to distributions on our preferred stock, including the Depositary Shares, based on the distribution priority, and then to distributions on our common stock.

      Dividends paid to a U.S. stockholder generally will not qualify for the new 15% tax rate for “qualified dividend income.” The Jobs and Growth Tax Relief Reconciliation Act of 2003 reduced the maximum tax rate for qualified dividend income from 38.6% to 15% for tax years through 2008. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to most U.S. noncorporate stockholders. Because we are not generally subject to federal income tax on the portion of our REIT taxable income that we distribute to our stockholders, our dividends generally will not be eligible for the new 15% rate on qualified dividend income. As a result, our ordinary REIT dividends will continue to be taxed at the higher tax rate applicable to ordinary income. Currently, the highest marginal individual income tax rate on ordinary income is 35%. However, the 15% tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (i) attributable to dividends received by us from non-REIT corporations, such as our taxable REIT subsidiaries, or (ii) attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our stock for more than 60 days during the 120-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend. While not free from doubt, a reset of the dividend rate as a result of a remarketing should not cause a U.S. stockholder’s holding period to start anew for this purpose.

      Distributions that are designated as capital gain dividends will generally be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the holder has held its Depositary Shares. However, corporate holders may be required to treat up to 20% of certain capital gain dividends as ordinary income.

      We may elect to retain and pay income tax on its net capital gain received during the taxable year. If we so elect for a taxable year, our stockholders would include in income as long-term capital gains their proportionate share of such portion of our undistributed net capital gains for the taxable year as we may designate. A stockholder would be deemed to have paid his share of the tax paid by us on such undistributed net capital gain, which would be credited or refunded to the stockholder. The stockholder’s basis in such stockholder’s Depositary Shares would be increased by the amount of undistributed net capital gain included in the stockholder’s income, less the capital gains tax paid by us.

      A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is 15% for sales and exchanges of assets held for more than one year occurring through December 31, 2008. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain would have been treated as ordinary income if the property were “section 1245 property” (i.e., to the extent of depreciation recapture). With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders at a 15% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

      Distributions in excess of current and accumulated earnings and profits will not be taxable to a holder to the extent that they do not exceed the adjusted tax basis of the holder’s shares, but rather will be treated as a return of capital and reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a holder’s shares, they will be included in income as long-term capital gain if the holder has held its shares for more than one year and otherwise as short-term capital gain. Any dividend declared by us in October, November or December of any year payable to a stockholder of record on a specified date in any such month shall be treated as both paid by us and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year.

      Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, such losses would be carried over by us for potential offset against our future income (subject to certain limitations). Taxable distributions from us and gain from the disposition of Depositary Shares will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses” (such as losses from certain types of limited partnerships in which the stockholder is a limited partner) against such income. In addition, taxable distributions from us generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of Depositary Shares (or distributions treated as such) will be treated as investment income only if the stockholder so elects, in which case such capital gains will be taxed at ordinary income rates. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute each of (i) distributions taxable at ordinary income tax rates, (ii) capital gains dividends and (iii) returns of capital.

Sale or Exchange of Depositary Shares

      Upon the sale or exchange of Depositary Shares to or with a person other than us, a stockholder generally will recognize gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received (less any portion thereof attributable to accumulated and declared but unpaid dividends, which will be taxable as a dividend to the extent of our current and accumulated earnings and profits) and (ii) the stockholder’s adjusted tax basis in such shares. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such shares have been held for more than one year. In general, any loss upon a sale or exchange of shares by a holder who has held such shares for six months or less (after applying certain holding period rules) will be treated by such holder as long-term capital loss to the extent of distributions from us required to be treated by such stockholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of Depositary Shares may be disallowed if other Depositary Shares are purchased within 30 days before or after the disposition.

Redemption of Depositary Shares

      A redemption of Depositary Shares will be treated under Section 302 of the Code as a distribution taxable as a dividend (to the extent of our current and accumulated earnings and profits) at ordinary income rates unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed shares, except that the portion of the redemption proceeds attributable to accrued and declared but unpaid dividends will be taxable in any event as a dividend to the extent of our current and accumulated earnings and profits. The redemption will be treated as a sale or exchange if it (i) results in a “complete termination” of the stockholder’s share interest in us or (ii) is “not essentially equivalent to a dividend” with respect to the stockholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, Depositary Shares considered to be owned by a stockholder by reason of certain constructive ownership rules set forth in the Code, as well as Depositary Shares actually owned by such stockholder, must generally be taken into account. If a particular holder of Depositary Shares owns (actually or constructively) no shares of our common stock, or an insubstantial percentage of our outstanding shares of common stock, a redemption of Depositary Shares of such stockholder is likely to qualify for sale or exchange treatment because the redemption should not be “essentially equivalent to a dividend.” However, because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to any particular stockholder of Depositary Shares depends upon the facts and circumstances at the time that the determination must be made, prospective stockholders of Depositary Shares are advised to consult their own tax advisors to determine such tax treatment.

      If a redemption of Depositary Shares is not treated as a distribution taxable as a dividend to a particular stockholder, it will be treated as to that stockholder as a taxable sale or exchange. See “— Sale or Exchange of Depositary Shares” above.

      If a redemption of Depositary Shares is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received by such stockholder. The stockholder’s adjusted basis in the redeemed Depositary Shares for tax purposes will be transferred to such stockholder’s remaining Depositary Shares or other shares of our stock. If the stockholder owns no other shares of our stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

      Proposed Treasury Regulations would, if adopted, alter the method for recovering your adjusted tax basis in any of our Depositary Shares redeemed in a dividend equivalent redemption. Under the Proposed Treasury Regulations, you would be treated as realizing a capital loss on the date of the dividend equivalent redemption equal to the adjusted tax basis of the Depositary Shares redeemed, subject to adjustments. The recognition of such loss would generally be deferred until the occurrence of specified events, such as, for example, the time you cease to actually or constructively own any shares of our stock. There can be no assurance that the Proposed Treasury Regulations will be adopted, or that they will be adopted in their current form.

Tax-Exempt Stockholders

      Distributions by us to a tax-exempt stockholder generally should not constitute unrelated business taxable income (“UBTI”) provided that (i) the stockholder has not financed the acquisition of its Depositary Shares with “acquisition indebtedness” within the meaning of the Code and (ii) the Depositary Shares are not otherwise used in an unrelated trade or business of the tax-exempt stockholder.

      Notwithstanding the preceding paragraph, under certain circumstances, qualified trusts that hold more than 10% (by value) of our shares of stock may be required to treat a certain percentage of dividends as UBTI. This requirement will only apply if we are treated as a “pension-held REIT.” The restrictions on ownership of shares of stock in our Articles of Incorporation should prevent us from being treated as a pension-held REIT, although there can be no assurance that this will be the case.

Non-U.S. Stockholders

      The rules governing United States income taxation of Non-U.S. Stockholders are quite complex. Certain distributions paid by us to Non-U.S. Stockholders will be subject to U.S. withholding tax. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state, local and foreign tax laws on an investment in us, and to determine their reporting requirements, if any.

Backup Withholding

      We will report to our domestic stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the back-up withholding rules, a stockholder may be subject to backup withholding at a current rate of 28% (subject to increase to 31% after 2010) with respect to dividends paid and with respect to any proceeds for the sale or redemption of Depositary Shares unless such stockholder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (b) provides a taxpayer identification number, certifies as to the loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A stockholder that does not provide us with its, his or her correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against such stockholder’s income tax liability.

CERTAIN ERISA CONSIDERATIONS

      The Depositary Shares may not be purchased or held by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or entities whose underlying assets are considered to include “plan assets” of such employee benefit plans, plans, accounts or arrangements (each, a “Plan”). In addition, the Articles Supplementary to our Articles of Incorporation regarding the Series F Preferred Shares and the Series G Preferred Shares will prohibit the sale, transfer or disposition of our Series F Preferred Shares or our Series G Preferred Shares to a Plan, and any such sale, transfer or disposition to a Plan will, under the relevant Articles Supplementary, be void ab initio. Accordingly, by acceptance of the Depositary Shares, each purchaser and subsequent transferee of the Depositary Shares will be deemed to have represented and warranted that no portion of the assets used by such purchaser or transferee to acquire and hold the Depositary Shares (or any interest therein) constitutes assets of any Plan. Any sale, transfer or disposition to a Plan shall be deemed void and of no effect.

UNDERWRITING

      We have entered into an underwriting agreement (the “Underwriting Agreement”) with Lehman Brothers Inc. as representative (the “Representative”) of the several underwriters named below (the “Underwriters”). In the Underwriting Agreement, each Underwriter has severally agreed, subject to the terms and conditions set forth therein, to purchase all of the Depositary Shares set opposite its name below if any of the Depositary Shares is purchased.

	Number of	Number of
	Series F	Series G
Name	Depositary Shares	Depositary Shares

Lehman Brothers Inc.	32,500	16,250
Credit Suisse First Boston LLC	6,250	3,125
Wachovia Capital Markets, LLC	8,750	4,375
BB&T Capital Markets, a Division of Scott & Stringfellow, Inc.	2,500	1,250

Total	50,000	25,000

      The Underwriting Agreement provides that we will pay an underwriting commission of $12.50 per Depositary Share (or $937,500 for all Depositary Shares) to the Representative for the account of the several Underwriters, as compensation.

      The Underwriters propose to offer the Depositary Shares directly to the public at the initial public offering prices set forth on the cover page of this Prospectus Supplement and may offer them to certain securities dealers at such price less a concession not in excess of 0.60% of the liquidation amount per Depositary Share. The Underwriters may allow, and such dealers may reallow, a concession not in excess of 0.25% of the liquidation amount per Depositary Share to certain brokers and dealers. After the Depositary Shares are released for sale to the public, the offering prices and other selling terms may from time to time be varied by the Underwriters.

      Prior to this offering, there has been no public market for the Depositary Shares. The Depositary Shares will not be listed on a securities exchange. The Underwriters have advised us that they intend to make a market in the Depositary Shares. The Underwriters will have no obligation to make a market in the Depositary Shares, however, and may cease market-making activities, if commenced, at any time.

      We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act or contribute to payments that each Underwriter may be required to make in respect thereof.

      Our expenses associated with the offer and sale of the Depositary Shares are estimated to be $200,000.

      In order to facilitate the offering of the Depositary Shares, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Depositary Shares. Specifically, the Underwriters may over-allot in connection with the offering, creating short positions in the Depositary Shares for their own account. In addition, to cover over-allotments or to stabilize the price of the Depositary Shares, the Underwriters may bid for, and purchase, Depositary Shares in the open market.

      The Underwriters may reclaim selling concessions allowed to an Underwriter or dealer for distributing Depositary Shares in the offering, if the Underwriters repurchase previously distributed Depositary Shares in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Depositary Shares above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

      Neither we nor the Underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Depositary Shares. In addition, neither we nor the Underwriter makes any representation that the Underwriters will engage in such transactions or that such transactions once commenced will not be discontinued without notice.

      We have agreed, pursuant to a lock-up agreement, not to, directly or indirectly, offer, sell or otherwise dispose of to institutional investors any preferred securities substantially similar to either Series of Preferred Shares (i.e., with an initial fixed-rate period followed by a floating-rate period), or any securities which may be converted into or exchanged for any preferred securities substantially similar to either Series of Preferred Shares, without the prior written consent of Lehman Brothers Inc., for a period of 30 days from the date of this Prospectus Supplement, subject to our right to issue preferred securities in a privately negotiated transaction or transactions.

      In the ordinary course of their respective businesses, certain of the Underwriters and/or affiliates of such Underwriters have engaged, and may in the future engage, in investment banking investment advisory and/or commercial banking transactions with us and our affiliates for which customary compensation has been, and will be, received.

      The Remarketing Agent will be entitled to customary fees and indemnity under the Remarketing Agreements.

LEGAL MATTERS

      Certain legal matters will be passed upon for us by Cahill Gordon & Reindel LLP, New York, New York. Cahill Gordon & Reindel LLP will rely as to all matters of Maryland law on the opinion of McGuire Woods LLP, Baltimore, Maryland. Certain legal matters will be passed upon for the Underwriters by Clifford Chance US LLP, New York, New York.

EXPERTS

      The consolidated financial statements incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 for each of First Industrial Realty Trust, Inc. and First Industrial, L.P. have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE

      The information incorporated by reference is an important part of this Prospectus Supplement and the accompanying Prospectus and more recent information automatically updates and supersedes more dated information contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus.

PROSPECTUS
$1,089,165,320
First Industrial Realty Trust, Inc.
and
First Industrial, L.P.

                First Industrial Realty Trust, Inc. may offer the following securities for sale through this prospectus from time to time:

•	shares of common stock;

•	shares of preferred stock; and

•	shares of preferred stock represented by depositary shares.

      First Industrial, L.P., the operating partnership of First Industrial Realty Trust, Inc., may offer up to $400,000,000 of unsecured non-convertible investment grade debt securities for sale through this prospectus from time to time.

      We will provide the specific terms of the securities that we are offering in one or more supplements to this prospectus. Any supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before investing in our securities. The aggregate of the offering prices of securities covered by this prospectus will not exceed $1,089,165,320.

      We may sell offered securities through agents, to or through underwriters or through dealers, directly by us to purchasers or through a combination of these methods of sale. See “Plan of Distribution” for more information.

      The common stock of First Industrial Realty Trust, Inc. is listed on the New York Stock Exchange under the symbol “FR.”

      This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

       Investing in the Securities of First Industrial Realty Trust, Inc. or First Industrial, L.P. involves risks that are described in the “Risk Factors” section beginning on page 5 of this prospectus.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 23, 2001.

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement First Industrial Realty Trust, Inc. and First Industrial, L.P. filed with the Securities and Exchange Commission utilizing the “shelf” registration process, relating to the common stock, preferred stock, depositary shares and debt securities described in this prospectus. Under this shelf process, First Industrial Realty Trust, Inc. and First Industrial, L.P. may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,089,165,320.

      This prospectus provides you with a general description of the securities First Industrial Realty Trust, Inc. and First Industrial, L.P. may offer. Each time First Industrial Realty Trust, Inc. or First Industrial, L.P. sells securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

      In this prospectus, the terms “we” and “our” refer to First Industrial Realty Trust, Inc. and its subsidiaries, including First Industrial, L.P., unless the context otherwise requires. The term “Operating Partnership” refers to First Industrial, L.P.

FIRST INDUSTRIAL REALTY TRUST, INC. AND FIRST INDUSTRIAL, L.P.

      First Industrial Realty Trust, Inc. is a real estate investment trust, or “REIT,” subject to Sections 856 through 860 of the Internal Revenue Code of 1986. First Industrial Realty Trust, Inc. and its consolidated partnerships, corporations and limited liability companies are a self-administered and fully integrated real estate company which owns, manages, acquires, sells and develops industrial real estate.

      As of March 31, 2001, our portfolio consisted of the following types of properties:

•	509 light industrial properties —

Light industrial properties generally are of less than 100,000 square feet, have a ceiling height of 16 to 21 feet, are comprised of 5% - 50% office space, contain less than 50% of manufacturing space and have a land use ratio of 4:1. The land use ratio is the ratio of the total property area to that not occupied by the building.

•	160 bulk warehouse properties —

Bulk warehouse buildings generally are of more than 100,000 square feet, have a ceiling height of at least 22 feet, are comprised of 5% -15% office space, contain less than 25% of manufacturing space and have a land use ratio of 2:1.

•	170 R&D/flex properties —

R&D/flex buildings generally are of less than 100,000 square feet, have a ceiling height of less than 16 feet, are comprised of 50% or more of office space, contain less than 25% of manufacturing space and have a land use ratio of 4:1.

•	87 regional warehouse properties —

Regional warehouses generally are of less than 100,000 square feet, have a ceiling height of at least 22 feet, are comprised of 5% - 15% of office space, contain less than 25% of manufacturing space and have a land use ratio of 2:1.

•	42 manufacturing properties —

Manufacturing properties are a diverse category of buildings that generally have a ceiling height of 10 - 18 feet, are comprised of 5% - 15% of office space, contain more than 50% of manufacturing space and have a land use ratio of 4:1.

These properties contain approximately 68.2 million square feet of gross leasable area located in 25 states.

      Our interests in our properties and land parcels are held through partnerships, corporations and limited liability companies controlled by First Industrial Realty Trust, Inc., including the Operating Partnership, of which First Industrial Realty Trust, Inc. is the sole general partner. As of March 31, 2001 First Industrial Realty Trust, Inc. held approximately 84.3% of the outstanding limited partnership units of the Operating Partnership. At that date, approximately 15.7% of the outstanding limited partnership units were held by outside investors, including certain members of the management of First Industrial Realty Trust, Inc. Each limited partnership unit, other than those held by First Industrial Realty Trust, Inc., may be exchanged for one share of First Industrial Realty Trust, Inc. common stock, subject to adjustments. Upon each exchange, the number of limited partnership units held by First Industrial Realty Trust, Inc., and its ownership percentage of the Operating Partnership, increases. First Industrial Realty Trust, Inc. also owns a preferred general partnership interest in the Operating Partnership with an aggregate liquidation priority of $350.0 million.

      We utilize an operating approach that combines the effectiveness of decentralized, locally based property management, acquisition, sales and development functions with the cost efficiencies of centralized acquisition, sales and development support, capital markets expertise, asset management and fiscal control systems. At March 31, 2001, we had 285 employees.

      We have grown and will seek to continue to grow through the development of industrial properties and acquisition of additional industrial properties.

      Our fundamental business objective is to maximize the total return to the stockholders of First Industrial Realty Trust, Inc. and the partners of First Industrial, L.P. through increases in per share and per unit distributions, respectively, and increases in the value of our properties and operations.

      First Industrial Realty Trust, Inc. is a Maryland corporation organized on August 10, 1993, and which completed its initial public offering in June 1994. The Operating Partnership is a Delaware limited partnership organized in November 1993. Our principal executive offices are located at 311 S. Wacker Drive, Suite 4000, Chicago, Illinois 60606, telephone number (312) 344-4300.

RISK FACTORS

Forward-looking statements may prove inaccurate.

      Your investment in any of our securities will involve certain risks. For example, there is the risk that an investment in any of our securities will result in a loss. You should carefully consider the following discussion of risks before deciding whether an investment in any of our securities is suitable for you. We make statements in this prospectus and the documents we incorporate by reference that are not based on historical facts including statements regarding, among other items:

•	the condition of the real estate market;

•	legislative or regulatory changes affecting the real estate market;

•	legislative or regulatory changes affecting the taxation of REITs;

•	availability of capital;

•	interest rates;

•	competition;

•	supply and demand for industrial properties in our current and proposed market areas; and

•	general accounting principles, policies and guidelines applicable to REITs.

      Sometimes these statements will contain words such as “believes,” “expects,” “intends,” “plans” and other similar words. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we anticipate. These risks, uncertainties and factors include those discussed below and those set forth elsewhere in this prospectus and in the documents we incorporate by reference, including the 2000 Annual Reports on Form 10-K/ A No. 1 of each of First Industrial Realty Trust, Inc. and the Operating Partnership.

Real estate investments’ value fluctuates depending on conditions in the general economy and the real estate business. These conditions may also limit our revenues and available cash.

      The factors that affect the value of our real estate and the revenues we derive from our properties include, among other things:

•	general economic climate;

•	local conditions such as oversupply or a reduction in demand in the area;

•	the attractiveness of the properties to tenants;

•	tenant defaults;

•	zoning or other regulatory restrictions;

•	competition from other available real estate;

•	our ability to provide adequate maintenance and insurance; and

•	increased operating costs, including insurance premiums and real estate taxes.

Many real estate costs are fixed, even if income from our properties decreases.

      Our financial results depend on leasing space in our real estate properties to tenants on terms favorable to us. In addition, because greater than 90% of our gross revenues come from rentals of real property, our income and funds available for distribution to our stockholders will decrease if a significant number of our tenants cannot pay their rent. If a tenant does not pay its rent, we might not be able to enforce our rights as landlord without delays and we might incur substantial legal costs.

      Our income may also be reduced if tenants are unable to pay rent or we are unable to rent properties on favorable terms. Costs associated with real estate investment, such as real estate taxes and maintenance costs, generally are not reduced when circumstances cause a reduction in income from the investment.

We may be unable to sell properties when appropriate because real estate investments are illiquid.

      Real estate investments generally cannot be sold quickly and, therefore, will tend to limit our ability to vary our property portfolio promptly in response to changes in economic or other conditions. The inability to respond promptly to changes in the performance of our property portfolio could adversely affect our financial condition and ability to service debt and make distributions to our stockholders.

We may be unable to renew leases or find other lessees.

      We are subject to the risks that, upon expiration, leases may not be renewed, the space subject to such leases may not be relet or the terms of renewal or reletting, including the cost of required renovations, may be less favorable than expiring lease terms. If we were unable to promptly renew a significant number of expiring leases or to promptly relet the space covered by such leases, or if the rental rates upon renewal or reletting were significantly lower than the then current rates, our cash funds from operations and ability to make expected distributions to stockholders might be adversely affected. As of March 31, 2001, leases with respect to approximately 10.6 million, 11.1 million and 11.5 million square feet, representing 17%, 17% and 18%, of gross leasable area expire in the remainder of 2001, 2002 and 2003, respectively.

We may incur unanticipated costs and liabilities due to environmental problems.

      Under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of clean-up of certain conditions relating to the presence of hazardous or toxic materials on, in or emanating from the property, and any related damages to natural resources. Environmental laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous or toxic materials. The presence of such materials, or the failure to address those conditions properly, may adversely affect the ability to rent or sell the property or to borrow using the property as collateral. Persons who dispose of or arrange for the disposal or treatment of hazardous or toxic materials may also be liable for the costs of clean-up of such materials, or for related natural resource damages, at or from an off-site disposal or treatment facility, whether or not the facility is owned or operated by those persons. No assurance can be given that existing environmental assessments with respect to any of our properties reveal all environmental liabilities, that any prior owner or operator of any of the properties did not create any material environmental condition not known to us or that a material environmental condition does not otherwise exist as to any of our properties.

First Industrial Realty Trust, Inc. might fail to qualify or remain qualified as a REIT.

      First Industrial Realty Trust, Inc. intends to operate so as to qualify as a REIT under the Internal Revenue Code of 1986. Although we believe that First Industrial Realty Trust, Inc. is organized and will operate in a manner so as to qualify as a REIT, qualification as a REIT involves the satisfaction of numerous requirements, some of which must be met on a recurring basis. These requirements are established under highly technical and complex Code provisions of which there are only limited judicial or administrative interpretations, and involve the determination of various factual matters and circumstances not entirely within our control. If First Industrial Realty Trust, Inc. were to fail to qualify as a REIT in any taxable year, First Industrial Realty Trust, Inc. would be subject to federal income tax, including any applicable alternative minimum tax, on First Industrial Realty Trust, Inc.’s taxable income at corporate rates. This could result in a discontinuation or substantial reduction in dividends to stockholders. Unless entitled to relief under certain statutory provisions, First Industrial Realty Trust, Inc. also would be disqualified from treatment as a REIT for the four taxable years that follow. See “Federal Income Tax Considerations.”

The REIT distribution requirements may require us to turn to external financing sources.

      First Industrial Realty Trust, Inc. could, in certain instances, have taxable income without sufficient cash to enable First Industrial Realty Trust, Inc. to meet the distribution requirements of the REIT provisions of the Code. In that situation, we could be required to borrow funds or sell properties on adverse terms in order to meet those distribution requirements. In addition, because First Industrial Realty Trust, Inc. must distribute to its stockholders at least 90% of our REIT taxable income each year, our ability to accumulate capital may be limited. Thus, in connection with future acquisitions, First Industrial Realty Trust, Inc. may be more dependent on outside sources of financing, such as debt financing or issuances of additional capital stock, which may or may not be available on favorable terms. Additional debt financings may substantially increase our leverage and additional equity offerings may result in substantial dilution of stockholders’ interests. See “Federal Income Tax Considerations.”

There are restrictions on the transfer of our common stock.

      To maintain First Industrial Realty Trust, Inc.’s qualification as a REIT under the Code, no more than 50% in value of our outstanding capital stock may be owned, actually or by attribution, by five or fewer individuals, as defined in the Code to include certain entities, during the last half of a taxable year. Accordingly, First Industrial Realty Trust, Inc.’s articles of incorporation contain provisions restricting the ownership and transfer of our capital stock. See “Restrictions on Transfers of Capital Stock.”

Debt financing and the degree of leverage could reduce our cash flow.

      Where possible, we intend to continue to use leverage to increase the rate of return on our investments and to allow us to make more investments than we otherwise could. Our use of leverage presents an additional element of risk in the event that the cash flow from our properties is insufficient to meet both debt payment obligations and the distribution requirements of the REIT provisions of the Code.

Cross-collateralization of mortgage loans could result in foreclosure on substantially all of our properties if we are unable to service our indebtedness.

      If the Operating Partnership determines to obtain additional debt financing in the future, it may do so through mortgages on some or all of its properties. These mortgages may be on recourse, non-recourse or cross-collateralized bases. Cross-collateralization makes all of the subject properties available to the lender in order to satisfy our debt. Holders of indebtedness that is so secured will have a claim against these properties and to the extent indebtedness is cross-collateralized, lenders may seek to foreclose upon properties that are not the primary collateral for their loan, which may, in turn, result in acceleration of other indebtedness secured by properties. Foreclosure of properties would result in a loss of income and asset value to First Industrial, L.P. and First Industrial Realty Trust, Inc., making it difficult for us to meet both debt payment obligations and the distribution requirements of the REIT provisions of the Code. As of March 31, 2001, none of our current indebtedness was cross-collateralized.

We may have to make lump-sum payments on our existing indebtedness.

      We are required to make lump-sum or “balloon” payments under the terms of some of our indebtedness, including the Operating Partnership’s:

•	$200 million aggregate principal amount of 7.60% Notes due 2028 (the “2028 Notes”)

•	$100 million aggregate principal amount of 7.15% Notes due 2027 (the “2027 Notes”)

The holders of the 2027 Notes have the right to require First Industrial Realty Trust, Inc. to redeem through the Operating Partnership the 2027 Notes, in whole or in part, on May 15, 2002.

•	$100 million aggregate principal amount of 7.50% Notes due 2017 (the “2017 Notes”)

•	$100 million aggregate principal amount of 7 3/8% Notes due 2011 (the “Trust Notes”)

The trust to which the Trust Notes were issued must exercise its right to require First Industrial Realty Trust, Inc., through the Operating Partnership, to redeem the Trust Notes on May 15, 2004 if the holder of a call option with respect to the Trust Notes fails to give written notice on or before May 1, 2004 that it intends to exercise such option.

•	$200 million aggregate principal amount of our 7.375% Notes due 2011 (the “2011 Notes”)

•	$150 million aggregate principal amount of 7.60% Notes due 2007 (the “2007 Notes”)

•	$150 million aggregate principal amount of 7.0% Notes due 2006 (the “2006 Notes”)

•	$50 million aggregate principal amount of 6.90% Notes due 2005 (the “2005 Notes”)

and

•	a $300 million unsecured revolving credit facility (the “Acquisition Facility”) under which First Industrial Realty Trust, Inc., through the Operating Partnership, may borrow to finance the acquisition of additional properties and for other corporate purposes, including working capital.

The Acquisition Facility provides for the repayment of principal in a lump-sum or “balloon” payment at maturity in 2003. Under the Acquisition Facility, the Operating Partnership has the right, subject to certain conditions, to increase the aggregate commitment under the Acquisition Facility by up to $100 million. As of March 31, 2001, $9.3 million was outstanding under the Acquisition Facility at a weighted average interest rate of 6.1%.

      Our ability to make required payments of principal on outstanding indebtedness, whether at maturity or otherwise, may depend on our ability either to refinance the applicable indebtedness or to sell properties. We have no commitments to refinance the 2005 Notes, the 2006 Notes, the 2007 Notes, the 2011 Notes, the Trust Notes, the 2017 Notes, the 2027 Notes, the 2028 Notes or the Acquisition Facility. Some of the existing debt obligations, other than those discussed above, of First Industrial Realty Trust, Inc., through the Operating Partnership, are secured by our properties, and therefore such obligations will permit the lender to foreclose on those properties in the event of a default.

There is no limitation on debt in our organizational documents.

      We currently have a policy of maintaining a ratio of debt to total market capitalization of 50% or less. We compute that percentage by calculating our total consolidated debt as a percentage of the aggregate market value of all outstanding shares of our common stock, assuming the exchange of all limited partnership units of the Operating Partnership for common stock, plus the aggregate stated value of all outstanding shares of preferred stock and total consolidated debt. We also currently have a policy of maintaining a coverage ratio of at least 2.0:1. We calculate the coverage ratio as total revenues minus property expenses and general and administrative expenses divided by interest expense and dividends on preferred stock.

      As of March 31, 2001, our ratio of debt to our total market capitalization was 40.3% and for the twelve months ended March 31, 2001 our coverage ratio was 2.22:1. The organizational documents of First Industrial Realty Trust, Inc., however, do not contain any limitation on the amount or percentage of indebtedness we may incur and our Board of Directors has the power to alter the current policy. In addition, except as set forth in a supplemental indenture and described in a prospectus supplement for any offering of debt securities, the indenture governing our debt securities does not limit our ability to incur indebtedness. Accordingly, we could become more highly leveraged, resulting in an increase in debt service that could adversely affect our ability to make expected distributions to stockholders and in an increased risk of default on our obligations.

      Except as may be contained in a supplemental indenture and described in a prospectus supplement at the time of any offering of debt securities, the indenture governing our debt securities does not protect our debt security holders in the event of a highly leveraged transaction or a change in control of First Industrial Realty Trust, Inc. or First Industrial, L.P.

Rising interest rates on our Acquisition Facility could decrease our available cash.

      Our Acquisition Facility bears interest at a floating rate. As of March 31, 2001, our Acquisition Facility had an outstanding balance of $9.3 million at a weighted average interest rate of 6.1%. Currently, our Acquisition Facility bears interest at the Prime Rate or at the London Interbank Offering Rate plus .80%. Based on an outstanding balance on our Acquisition Facility as of March 31, 2001, a 10% increase in interest rates would increase interest expense by $.1 million on an annual basis. Increases in the interest rate payable on balances outstanding under the Acquisition Facility would decrease our cash available for distribution to stockholders.

The charter documents of First Industrial Realty Trust, Inc. may hinder attempts to acquire us or have anti-takeover effects.

      Provisions of the articles of incorporation of First Industrial Realty Trust, Inc. may have the effect of delaying, deferring or preventing a third party from making an acquisition proposal for First Industrial Realty Trust, Inc. and thus inhibit a change in control, thereby limiting the opportunity for First Industrial Realty Trust, Inc.’s stockholders to receive a premium for their common stock. Those provisions include:

•	the requirement that not less than two-thirds of all of the votes entitled to be cast on the matter are required to amend the articles of incorporation of First Industrial Realty Trust, Inc; and

•	a prohibition on any holder owning more than 9.9% in value of the capital stock of First Industrial Realty Trust, Inc.

The bylaws of First Industrial Realty Trust, Inc. include a provision whereby stockholder notice is required prior to any stockholder nomination of a director. See “Description of Preferred Stock — General,” “Certain Provisions of Maryland Law and the First Industrial Realty Trust, Inc. Articles of Incorporation and Bylaws” and “Restrictions on Transfers of Capital Stock.”

      The terms of our junior participating preferred stock are anti-takeover in nature. In the event of any merger, consolidation, combination or other transaction in which shares of common stock of First Industrial Realty Trust, Inc. are exchanged for or changed into other stock or securities, cash and/or other property, each share of First Industrial Realty Trust, Inc. junior participating preferred stock will be entitled to receive 100 times the aggregate amount of stock, securities, cash and/or other property, into which or for which each share of First Industrial Realty Trust, Inc. common stock is changed or exchanged, subject to certain adjustments. See “Description of Common Stock — Shareholder Rights Plan.”

The provisions of First Industrial Realty Trust, Inc.’s preferred stock may hinder attempts to acquire us.

      Under the articles of incorporation of First Industrial Realty Trust, Inc., First Industrial Realty Trust, Inc. has authority to issue up to 10,000,000 shares of preferred stock on such terms as may be authorized by First Industrial Realty Trust, Inc.’s board of directors. The following amounts were outstanding on June 1, 2001:

•	40,000 shares of Series B preferred stock

•	20,000 shares of Series C preferred stock

•	50,000 shares of Series D preferred stock, and

•	30,000 shares of Series E preferred stock.

      The terms of the preferred stock could delay, deter or prevent a change in control or other transaction that might involve a premium price or otherwise be in the best interest of First Industrial Realty Trust, Inc.’s stockholders. The board of directors has also reserved 1,000,000 shares of our junior participating preferred stock for issuance under a shareholder rights plan adopted by First Industrial Realty Trust, Inc.’s board of directors. The terms of the shareholder rights plan could delay, deter or prevent a change in control or other transaction that might involve a premium price or otherwise be in the best interest of First Industrial Realty Trust, Inc.’s stockholders. See “Description of Common Stock — Shareholders Rights Plan.”

Maryland law provisions may hinder attempts to acquire First Industrial Realty Trust, Inc.

      Under the Maryland General Corporation Law, as applicable to Maryland corporate REITs, specified “business combinations” between a Maryland REIT, such as First Industrial Realty Trust, Inc., and any person who beneficially owns 10% or more of the voting power of the corporation’s shares (an “Interested Stockholder”) or, in certain circumstances, an associate or an affiliate of the Interested Stockholder, are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Business combinations for the purposes of the preceding sentence are defined by the MGCL to include specified mergers, consolidations, share exchanges and asset transfers, some issuances and reclassifications of equity securities, the adoption of a plan of liquidation or dissolution or the receipt by an Interested Stockholder or its affiliate of any loan advance, guarantee, pledge or other financial assistance or tax advantage provided by First Industrial Realty Trust, Inc. After the five-year period, any such business combination must be recommended by the board of directors and approved by two super-majority stockholder votes unless, among other conditions, the corporation’s common stockholders receive a minimum price, as defined in the MGCL, for their shares, in cash or in the same form as previously paid by the Interested Stockholder for its shares. The provisions of the MGCL do not apply to business combinations that are approved or exempted by the board of directors prior to the time that the Interested Stockholder becomes an Interested Stockholder.

      First Industrial Realty Trust, Inc.’s articles of incorporation exempt from the business combination provisions of the MGCL any business combination in which there is no Interested Stockholder other than Jay H. Shidler, Chairman of our Board of Directors, or any entity controlled by Mr. Shidler, unless Mr. Shidler is an Interested Stockholder without taking into account Mr. Shidler’s ownership of shares of First Industrial Realty Trust, Inc.’s common stock and the right to acquire shares of common stock in an aggregate amount which does not exceed the number of shares that Mr. Shidler owned and had the right to acquire, including through the exchange of limited partnership units of First Industrial, L.P., at the time of the consummation of First Industrial Realty Trust, Inc.’s initial public offering.

      As a result, Mr. Shidler and entities controlled by him may enter into business combinations with First Industrial Realty Trust, Inc. that may not be in the best interest of its stockholders. With respect to business combinations with any other persons, the business combination provisions of the MGCL may delay, deter or prevent a change in control of First Industrial Realty Trust, Inc. that might involve a premium price or otherwise be in the best interest of stockholders.

      The MGCL provides that “control shares” of a Maryland REIT acquired in a control share acquisition have no voting rights, except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers of the corporation and by employees who are also directors of the corporation. “Control shares” are defined as voting shares of stock or beneficial interests that entitle their holder to one of several specified ranges of voting power in elections of directors. If voting rights with respect to control shares have not been approved at a meeting of stockholders, then, subject to certain conditions and limitations, the issuer may redeem any or all of such control shares for fair value. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. First Industrial Realty Trust, Inc.’s bylaws contain a provision exempting any and all acquisitions of shares of First Industrial Realty Trust, Inc.’s capital stock from the control share provisions of the MGCL. There can be no assurance that this provision will not be amended or eliminated in the future.

The composition of First Industrial Realty Trust, Inc.’s board of directors could hinder a change in control.

      First Industrial Realty Trust, Inc.’s directors are divided into three classes by its articles of incorporation, with terms expiring over a three-year period. The classified board provision could make it more difficult and time-consuming to remove the incumbent directors and may delay, deter or prevent a change in control of First Industrial Realty Trust, Inc. that might involve a premium price or otherwise be in the best interest of stockholders.

Some of First Industrial Realty Trust, Inc.’s officers and directors may have interests opposed to us with respect to certain transactions because they may suffer adverse tax consequences.

      Some of the officers and directors of First Industrial Realty Trust, Inc. own limited partnership units of the Operating Partnership, which may be exchanged for shares of common stock. As of March 31, 2001, those officers and directors include Jay H. Shidler, Chairman of the Board of Directors of First Industrial Realty Trust, Inc., Michael W. Brennan, President and Chief Executive Officer and a Director of First Industrial Realty Trust, Inc., Johannson L. Yap, Chief Investment Officer of First Industrial Realty Trust, Inc., Michael G. Damone, Director of Strategic Planning and a Director of First Industrial Realty Trust, Inc., Timothy E. Gudim, a Managing Director of First Industrial Realty Trust, Inc., Timothy J. Donohue, Senior Vice President — IIS of First Industrial Realty Trust, Inc., Gregory S. Downs, a Senior Regional Director of First Industrial Realty Trust, Inc. and Kevin Smith, a Senior Regional Director of First Industrial Realty Trust, Inc. Prior to the exchange of units for common stock, the officers and directors who own limited partnership units may suffer different and more adverse tax consequences than holders of common stock upon the sale of certain of our properties, the refinancing of debt associated with those properties or in connection with a proposed tender offer or merger involving us. Therefore, those individuals and First Industrial Realty Trust, Inc., as partners in the Operating Partnership, may have different objectives regarding the appropriate terms of any such transaction.

RATIOS OF EARNINGS TO FIXED CHARGES

      The Company’s ratios of earnings to fixed charges plus preferred dividend requirements for the three months ended March 31, 2001 and for the years ended December 31, 2000, 1999, 1998, 1997 and 1996 were 1.51x, 1.54x, 1.62x, 1.43x, 1.81x and 1.88x, respectively. The Operating Partnership’s ratios of earnings to fixed charges for the three months ended March 31, 2001 and for the years ended December 31, 2000, 1999, 1998, 1997 and 1996 were 2.11x, 2.13x, 2.44x, 2.08x, 3.12x and 6.96x, respectively.

      For purposes of computing the ratios of earnings to fixed charges, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income from operations before income allocated to minority interest. Fixed charges consist of interest cost, whether expensed or capitalized, and amortization of interest rate protection agreements and deferred financing costs.

USE OF PROCEEDS

      Unless otherwise described in the applicable prospectus supplement, First Industrial Realty Trust, Inc. and the Operating Partnership intend to use the net proceeds from the sale of securities offered by this prospectus and the applicable prospectus supplement for general corporate purposes, which may include the acquisition of additional properties, the repayment of outstanding debt, the redemption of First Industrial Realty Trust, Inc.’s preferred stock or the improvement of certain properties already in First Industrial Realty Trust, Inc.’s portfolio. Any proceeds from the sale of common stock, preferred stock or depositary shares by First Industrial Realty Trust, Inc. will be invested in the Operating Partnership, which will use the proceeds for the same purposes.

PLAN OF DISTRIBUTION

      First Industrial Realty Trust, Inc. and/or the Operating Partnership may sell offered securities in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through dealers;

•	directly by us to purchasers; or

•	through a combination of these methods of sale.

      The prospectus supplement relating to the offered securities will set forth the terms of the offering and of the offered securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to First Industrial Realty Trust, Inc. and/or the Operating Partnership from such sale;

•	any underwriting discounts and commission or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such offered securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

      Offers to purchase offered securities may be solicited by agents designated by First Industrial Realty Trust, Inc. and/or the Operating Partnership from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by First Industrial Realty Trust, Inc. and/or the Operating Partnership to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the offered securities so offered and sold.

      If offered securities are sold by means of an underwritten offering, First Industrial Realty Trust, Inc. and/or the Operating Partnership will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased.

      First Industrial Realty Trust, Inc. and/or the Operating Partnership may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price, with additional underwriting discounts or commissions, as may be set forth in the prospectus supplement relating thereto. If First Industrial Realty Trust, Inc. and/or the Operating Partnership grant any over-allotment option, the terms of the over-allotment option will be set forth in the prospectus supplement relating to the offered securities.

      If a dealer is utilized in the sales of offered securities in respect of which this prospectus is delivered, First Industrial Realty Trust, Inc. and/or the Operating Partnership will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

      Offers to purchase offered securities may be solicited directly by First Industrial Realty Trust, Inc. and/or the Operating Partnership and the sale may be made by First Industrial Realty Trust, Inc. and/or the Operating Partnership directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.

      Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for First Industrial Realty Trust, Inc. and/or the Operating Partnership. Any remarketing firm will be identified and the terms of its agreements, if any, with First Industrial Realty Trust, Inc. and/or the Operating Partnership and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

      Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with First Industrial Realty Trust, Inc. and/or the Operating Partnership to indemnification by First Industrial Realty Trust, Inc. and/or the Operating Partnership against certain civil liabilities, including liabilities under the Securities Act, that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters, dealers or remarketing firms may be required to make. The terms of any such indemnification or contribution will be described in the related prospectus supplement.

      If so indicated in the prospectus supplement, First Industrial Realty Trust, Inc. and/or the Operating Partnership will authorize underwriters or other persons acting as agents to solicit offers by certain institutions to purchase offered securities from First Industrial Realty Trust, Inc. and/or the Operating Partnership, pursuant to contracts providing for payments and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases these institutions must be approved by First Industrial Realty Trust, Inc. and/or the Operating Partnership. The obligations of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

      Each series of offered securities will be a new issue and, other than the common stock of First Industrial Realty Trust, Inc., which is listed on the NYSE, will have no established trading market. First Industrial Realty Trust, Inc. and/or the Operating Partnership may elect to list any series of offered securities on an exchange or automated quotation system, and in the case of the common stock of First Industrial Realty Trust, Inc., on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, First Industrial Realty Trust, Inc. and/or the Operating Partnership will not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

      Underwriters, dealers, agents and remarketing firms may engage in transactions with, or perform services for, First Industrial Realty Trust, Inc. and/or the Operating Partnership and their subsidiaries in the ordinary course of business.

DESCRIPTION OF DEBT SECURITIES

      The debt securities will be issued under an indenture, dated as of May 13, 1997, between the Operating Partnership and U.S. Bank Trust National Association (formerly known as First Trust National Association), as trustee, which has been incorporated by reference as an exhibit to the Registration Statement of which this prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. The statements made under this heading relating to the debt securities and the indenture are summaries only, do not purport to be complete and are qualified in their entirety by reference to the indenture and the debt securities. All material terms of the debt securities and the indenture, other than those disclosed in the applicable prospectus supplement, are described in this prospectus.

      The debt securities to be offered under this prospectus and in any applicable prospectus supplement will be “investment grade” securities, meaning that at the time of the offering of the debt securities, at least one nationally recognized statistical rating organization, as defined in the Exchange Act, will have rated the debt securities in one of its generic rating categories that signifies investment grade. Typically the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grades. An investment grade rating is not a recommendation to buy, sell or hold securities, is subject to revision or withdrawal at any time by the assigning entity and should be evaluated independently of any other rating.

Terms

      General. The debt securities will be direct unsecured obligations of the Operating Partnership. The indebtedness represented by the debt securities will rank equally with all other unsecured and unsubordinated indebtedness of the Operating Partnership. No partner, whether limited or general, including First Industrial Realty Trust, of the Operating Partnership has any obligation for the payment of principal of, or premium, if any, or interest, if any, on, or any other amount with respect to, the debt securities. The particular terms of the debt securities offered by a prospectus supplement, including any applicable federal income tax considerations, will be described in the applicable prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities as described in this prospectus and in the indenture. For a description of the terms of any series of debt securities, you should read both the prospectus supplement relating to the debt securities and the description of the debt securities in this prospectus.

      Except as set forth in any prospectus supplement, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time by the Operating Partnership or as set forth in the indenture or in one or more indentures supplemental to the indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series.

      The indenture provides that the Operating Partnership may, but need not, designate more than one trustee, each with respect to one or more series of debt securities. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to the series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee. In that event and except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

      The following summaries set forth general terms and provisions of the indenture and the debt securities. The prospectus supplement relating to the applicable series of debt securities will contain further terms of the debt securities, including the following specific terms:

•	The title of the debt securities;

•	The aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

•	The price, expressed as a percentage of the principal amount thereof, at which the debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of maturity;

•	The date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•	The rate or rates, which may be fixed or variable, or the method by which the rate or rates shall be determined, at which the debt securities will bear interest, if any;

•	The date or dates, or the method for determining the date or dates, from which any interest will accrue, the dates on which any interest will be payable, the record dates for interest payment dates, or the method by which the dates shall be determined, the persons to whom the interest will be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

•	The place or places where the principal of, and premium or make-whole amount, if any, and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon the Operating Partnership in respect of the debt securities and the indenture may be served;

•	The period or periods, if any, within which, the price or prices at which, and the other terms and conditions upon which, the debt securities may, under any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at the option of the Operating Partnership;

•	The obligation, if any, of the Operating Partnership to redeem, repay or purchase the debt securities under any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which, and the other terms and conditions upon which, the debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

•	If other than U.S. dollars, the currency or currencies in which the debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

•	Whether the amount of payments of principal of, and premium or make-whole amount, if any, including any amount due upon redemption, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may, but need not be, based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies, and the manner in which such amounts shall be determined;

•	Whether the principal of, and premium or make-whole amount, if any, or interest on the debt securities of the series are to be payable, at the election of the Operating Partnership or a holder of debt securities, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, that election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are to be so payable;

•	Provisions, if any, granting special rights to the holders of debt securities of the series upon the occurrence of such events as may be specified;

•	Any deletions from, modifications of or additions to the events of default or covenants of the Operating Partnership with respect to debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein;

•	Whether and under what circumstances the Operating Partnership will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether the Operating Partnership will have the option to redeem the debt securities in lieu of making such payment;

•	Whether debt securities of the series are to be issuable as registered securities, bearer securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of bearer securities and the terms upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa, if permitted by applicable laws and regulations, whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the indenture, and, if registered securities of the series are to be issuable as a global security, the identity of the depository for such series;

•	The date as of which any bearer securities of the series and any temporary global security representing outstanding debt securities of the series shall be dated if other than the date of original issuance of the first security of the series to be issued;

•	The person to whom any interest on any registered security of the series shall be payable, if other than the person in whose name that security, or one or more predecessor securities, is registered at the close of business on the regular record date for such interest, the manner in which, or the person to whom, any interest on any bearer security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global security on an interest payment date will be paid if other than in the manner provided in the indenture;

•	Whether the debt securities will be issued in certificated or book entry form;

•	The applicability, if any, of the defeasance and covenant defeasance provisions of the indenture to the debt securities of the series;

•	If the debt securities of the series are to be issuable in definitive form, whether upon original issue or upon exchange of a temporary Security of the series, only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of the certificates, documents or conditions; and

•	Any other terms of the series, which terms shall not be inconsistent with the provisions of the indenture.

      If so provided in the applicable prospectus supplement, the debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. In such cases, all material U.S. federal income tax, accounting and other considerations applicable to such original issue discount securities will be described in the applicable prospectus supplement.

      Except as may be set forth in any prospectus supplement, the indenture does not contain any provisions that would limit the ability of the Operating Partnership to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving the Operating Partnership or in the event of a change of control. Restrictions on ownership and transfers of the common stock and preferred stock of First Industrial Realty Trust, Inc. are designed to preserve First Industrial Realty Trust, Inc.’s status as a REIT and, therefore, may act to prevent or hinder a change of control. See “Restrictions on Transfers of Capital Stock.” Reference is made to the applicable prospectus supplement for information with respect to any deletions from, modifications of, or additions to, the events of default or covenants of the Operating Partnership that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denomination, Interest, Registration and Transfer

      Unless otherwise provided in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples thereof. Where debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those debt securities and to payment on and transfer and exchange of those debt securities will be described in the applicable prospectus supplement. Bearer debt securities will be transferable by delivery.

      Unless otherwise provided in the applicable prospectus supplement, the principal of, and applicable premium or Make-Whole Amount, if any, and interest on any series of debt securities will be payable at the corporate trust office of the applicable trustee, the address of which will be stated in the applicable prospectus supplement. However, at the option of the Operating Partnership, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for the debt securities or by wire transfer of funds to such person at an account maintained within the United States.

      Unless otherwise provided in the applicable prospectus supplement, any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security in registered form, or “Defaulted Interest,” will immediately cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, in which case notice thereof shall be given to the holder of the debt security not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as more completely described in the indenture.

      Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of the debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent designated by the Operating Partnership for such purpose. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the applicable trustee or at the office of any transfer agent designated by the Operating Partnership for that purpose. Every debt security in registered form surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting that action must provide evidence of title and identity satisfactory to the applicable trustee or transfer agent. No service charge will be made for any registration of transfer or exchange of any debt securities, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable prospectus supplement refers to any transfer agent, in addition to the applicable trustee, initially designated by the Operating Partnership with respect to any series of debt securities, the Operating Partnership may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Operating Partnership will be required to maintain a transfer agent in each place of payment for that series. The Operating Partnership may at any time designate additional transfer agents with respect to any series of debt securities.

      Neither the Operating Partnership nor any trustee shall be required to

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the selection of any debt securities for redemption and ending at the close of business on

•	if the debt securities are issuable only as registered securities, the day of the mailing of the relevant notice of redemption and

•	if the debt securities are issuable as bearer securities, the day of the first publication of the relevant notice of redemption or, if the debt securities are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption;

•	register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part;

•	exchange any bearer security selected for redemption except that, to the extent provided with respect to the bearer security, the bearer security may be exchanged for a registered security of that series and of like tenor, provided that the registered security shall be simultaneously surrendered for redemption; or

•	issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be so repaid.

      Payment in respect of debt securities in bearer form will be made in the currency and in the manner designated in the applicable prospectus supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as the Operating Partnership may appoint from time to time. The paying agents outside the United States, if any, initially appointed by the Operating Partnership for a series of debt securities will be named in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, the Operating Partnership may at any time designate additional paying agents or rescind the designation of any paying agents, except that,

•	if debt securities of a series are issuable in registered form, the Operating Partnership will be required to maintain at least one paying agent in each place of payment for such series and

•	if debt securities of a series are issuable in bearer form, the Operating Partnership will be required to maintain at least one paying agent in a place of payment outside the United States where debt securities of such series and any coupons appertaining thereto may be presented and surrendered for payment.

Merger, Consolidation or Sale of Assets

      The indenture provides that the Operating Partnership may, without the consent of the holders of any outstanding debt securities, consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity provided that

•	either the Operating Partnership shall be the continuing entity, or the successor entity, if other than the Operating Partnership, formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets is organized under the laws of any domestic jurisdiction and expressly assumes the Operating Partnership’s obligations to pay principal of, and premium or make-whole amount, if any, and interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

•	immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Operating Partnership or any subsidiary as a result thereof as having been incurred by the Operating Partnership or such subsidiary at the time of such transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

•	an officers’ certificate and legal opinion covering those conditions shall be delivered to each trustee.

Certain Covenants

      The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities that are not described in this prospectus. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will include the following covenants of the Operating Partnership:

      Existence. Except as permitted under “— Merger, Consolidation or Sale of Assets,” the indenture requires the Operating Partnership to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that the Operating Partnership shall not be required to preserve any right or franchise if it determines that their preservation is no longer desirable in the conduct of its business.

      Maintenance of Properties. The indenture requires the Operating Partnership to cause all of its material properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Operating Partnership may be necessary so that the business carried on may be properly and advantageously conducted at all times; provided, however, that the Operating Partnership and its subsidiaries shall not be prevented from selling or otherwise disposing of their properties for value in the ordinary course of business.

      Insurance. The indenture requires the Operating Partnership to cause each of its and its subsidiaries’ insurable properties to be insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and, if described in the applicable prospectus supplement, having a specified rating from a recognized insurance rating service.

      Payment of taxes and other claims. The indenture requires the Operating Partnership to pay or discharge or cause to be paid or discharged, before the same shall become delinquent,

•	all taxes, assessments and governmental charges levied or imposed upon it or any subsidiary or upon the income, profits or property of the Operating Partnership or any subsidiary; and

•	all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Operating Partnership or any subsidiary;

provided, however, that the Operating Partnership shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith.

Events of Default, Notice and Waiver

      Unless otherwise provided in the applicable prospectus supplement, the indenture provides that the following events are “events of default” with respect to any series of debt securities issued thereunder:

(1) default in the payment of any interest on any debt security of such series when such interest becomes due and payable that continues for a period of 30 days;

(2) default in the payment of the principal of, or premium or make-whole amount, if any, on, any debt security of such series when due and payable;

(3) default in making any sinking fund payment as required for any debt security of such series;

(4) default in the performance, or breach, of any other covenant or warranty of the Operating Partnership in the indenture with respect to the debt securities of such series and continuance of such default or breach for a period of 60 days after written notice as provided in the indenture;

(5) default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Operating Partnership, or by any subsidiary the repayment of which the Operating Partnership has guaranteed or for which the Operating Partnership is directly responsible or liable as obligor or guarantor, having an aggregate principal amount outstanding of at least $10,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after written notice to the Operating Partnership as provided in the indenture;

(6) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership or any significant subsidiary; and

(7) any other event of default provided with respect to a particular series of debt securities.

The term “significant subsidiary” has the meaning ascribed to that term in Regulation S-X promulgated under the Securities Act.

      If an event of default under the indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable trustee or the holders of not less than 25% in principal amount of the debt securities of that series will have the right to declare the principal amount of, or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof, and premium or make-whole amount, if any, on, all the debt securities of that series to be due and payable immediately by written notice thereof to the Operating Partnership, and to the applicable trustee if given by the holders; provided, that in the case of an event of default described under the sixth clause of the preceding paragraph, acceleration is automatic. However, at any time after such a declaration of acceleration with respect to debt securities of the series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of the series may rescind and annul such declaration and its consequences if

•	the Operating Partnership shall have deposited with the applicable trustee all required payments of the principal of, and premium or make-whole amount, if any, and interest on the debt securities of the series, plus certain fees, expenses, disbursements and advances of the applicable trustee, and

•	all events of default, other than the non-payment of accelerated principal, or specified portion thereof and the premium or make-whole amount, if any, with respect to debt securities of the series have been cured or waived as provided in the indenture.

The indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to such series and its consequences, except a default

•	in the payment of the principal of, or premium or make-whole amount, if any, or interest on any debt security of the series or

•	in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

      The indenture requires each trustee to give notice to the holders of debt securities within 90 days of a default under the indenture unless such default shall have been cured or waived; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to the series, except a default in the payment of the principal of, or premium or make-whole amount, if any, or interest on any debt security of the series or in the payment of any sinking fund installment in respect of any debt security of the series if specified responsible officers of the trustee consider such withholding to be in the interest of such holders.

      The indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of the series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and premium or make-whole amount, if any, and interest on the debt securities at their respective due dates or redemption dates.

      The indenture provides that, subject to provisions in the indenture relating to its duties in case of default, a trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless such holders shall have offered to the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under the indenture, as the case may be, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which is in conflict with any law or the indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.

      Within 120 days after the close of each fiscal year, the Operating Partnership will be required to deliver to each trustee a certificate, signed by one of several specified officers of First Industrial Realty Trust, Inc., stating whether or not such officer has knowledge of any default under the indenture and, if so, specifying each First Industrial Realty Trust, Inc. default and the nature and status thereof.

Modification of the Indenture

      Modifications and amendments of the indenture are permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the indenture affected by such modification or amendment. However, no modification or amendment may, without the consent of the holder of each such debt security affected thereby,

•	change the stated maturity of the principal of, or any installment of interest, or premium or make-whole amount, if any, on, any debt security;

•	reduce the principal amount of, or the rate or amount of interest on, or any premium or make-whole amount payable on redemption of, any such debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

•	change the place of payment, or the coin or currency, for payment of principal of, or premium or make-whole amount, if any, or interest on any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the indenture; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of the debt security.

      The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, compliance by the Operating Partnership with certain restrictive covenants of the indenture.

      Modifications and amendments of the indenture are permitted to be made by the Operating Partnership and the respective trustee thereunder without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to the Operating Partnership as obligor under the indenture;

•	to add to the covenants of the Operating Partnership for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon the Operating Partnership in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to change or eliminate any provisions of the indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto that are entitled to the benefit of such provision;

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to cure any ambiguity, defect or inconsistency in the indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under the indenture in any material respect; or

•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of the debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series in any material respect.

      The indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities,

•	the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof,

•	the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for the debt security, of the principal amount of the debt security, or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of the debt security of the amount determined as provided in the subparagraph immediately above,

•	the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security pursuant to the indenture, and

•	debt securities owned by the Operating Partnership or any other obligor upon the debt securities or any affiliate of the Operating Partnership or of such other obligor shall be disregarded.

      The indenture contains provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by the

Operating Partnership or the holders of at least 25% in principal amount of the outstanding debt securities of the series, in any case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. However, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken at the meeting with respect to a consent or waiver that may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of the series will constitute a quorum.

      Notwithstanding the foregoing provisions, the indenture provides that if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or of the holders of such series and one or more additional series:

•	there shall be no minimum quorum requirement for such meeting, and

•	the principal amount of the outstanding debt securities of the series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

Discharge, Defeasance and Covenant Defeasance

      Unless otherwise provided in the applicable prospectus supplement, the Operating Partnership will be permitted, at its option, to discharge certain obligations to holders of any series of debt securities issued under the indenture that have not already been delivered to the applicable trustee for cancellation and that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities in respect of principal, and premium or make-whole amount, if any, and interest to the date of such deposit, if the debt securities have become due and payable, or to the stated maturity or redemption date, as the case may be.

      The indenture provides that, unless otherwise provided in the applicable prospectus supplement, the Operating Partnership may elect either

•	to defease and be discharged from any and all obligations with respect to the debt securities, except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on the debt securities and the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities, and to hold moneys for payment in trust, or “defeasance,” or

•	to be released from certain obligations with respect to the debt securities under the indenture, including the restrictions described under “— Certain Covenants” or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to the debt securities, or “covenant defeasance,”

in either case upon the irrevocable deposit by the Operating Partnership with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are payable at stated maturity, or government obligations as defined below, or both, applicable to the debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and premium or make-whole amount, if any, and interest on the debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

      Such a trust will only be permitted to be established if, among other things, the Operating Partnership has delivered to the applicable trustee an opinion of counsel, as specified in the indenture, to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of the debt securities would thereafter be able to look only to such trust fund for payment of principal, and premium or make-whole amount, if any, and interest.

      “Government obligations” means securities that are

•	direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged or

•	obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the debt securities of the series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt, provided that except as required by law, the custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.

      Unless otherwise provided in the applicable prospectus supplement, if after the Operating Partnership has deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series,

•	the holder of a debt security of the series is entitled to, and does, elect pursuant to the indenture or the terms of the debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of the debt security, or

•	a conversion event, as defined below, occurs in respect of the currency, currency unit or composite currency in which such deposit has been made,

the indebtedness represented by the debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium or make-whole amount, if any, and interest on the debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of the debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

      “Conversion event” means the cessation of use of

•	a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community,

•	the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or

•	any currency unit or composite currency other than the ECU for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and premium or make-whole amount, if any, and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

      In the event the Operating Partnership effects covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than the event of default described in clause (4) under “— Events of Default, Notice and Waiver” with respect to specified sections of the indenture, which sections would no longer be applicable to the debt securities, or described in clause (7) under “— Events of Default, Notice and Waiver” with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which the debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default. However, the Operating Partnership would remain liable to make payment of those amounts due at the time of acceleration.

      The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

No Conversion Rights

      The debt securities will not be convertible into or exchangeable for any capital stock of First Industrial Realty Trust, Inc. or equity interest in the Operating Partnership.

Global Securities

      The debt securities of a series may be issued in whole or in part in book-entry form consisting of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the series. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to the series.

Payment and Paying Agents

      Unless otherwise provided in the applicable prospectus supplement, the principal of, and applicable premium or make-whole amount, if any, and interest on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at the option of the Operating Partnership, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for the debt securities or by wire transfer of funds to such person at an account maintained within the United States.

      All moneys paid by the Operating Partnership to a paying agent or a trustee for the payment of the principal of or any premium, make-whole amount or interest on any debt security which remain unclaimed at the end of two years after such principal, premium, make-whole amount or interest has become due and payable will be repaid to the Operating Partnership, and the holder of the debt security thereafter may look only to the Operating Partnership for payment thereof.

DESCRIPTION OF PREFERRED STOCK

      The following is a summary of the material terms of our preferred stock. You should also read our articles of incorporation and bylaws, which are incorporated by reference to the registration statement of which this prospectus is a part.

General

      Under our articles of incorporation, First Industrial Realty Trust, Inc. has authority to issue 10 million shares of its preferred stock, par value $.01 per share. The preferred stock may be issued from time to time, in one or more series, as authorized by First Industrial Realty Trust, Inc.’s board of directors. Prior to issuance of shares of each series, First Industrial Realty Trust, Inc.’s board of directors is required by the MGCL and our articles of incorporation to fix for each series, subject to the provisions of the articles of incorporation regarding excess stock, par value $.01 per share, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of those shares as may be permitted by Maryland law. These rights, powers, restrictions and limitations could include the right to receive specified dividend payments and payments on liquidation prior to any payments to holders of common stock or other capital stock of First Industrial Realty Trust, Inc. ranking junior to the preferred stock. The outstanding shares of preferred stock are, and additional shares of preferred stock will be, when issued, fully paid and nonassessable and will have no preemptive rights. First Industrial Realty Trust, Inc.’s board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then market price of those shares of common stock.

Outstanding Preferred Stock

      At June 1, 2001, First Industrial Realty Trust, Inc. had outstanding 40,000 shares of Series B preferred stock, 20,000 shares of Series C preferred stock, 50,000 shares of Series D preferred stock and 30,000 shares of Series E preferred stock, constituting all of First Industrial Realty Trust, Inc.’s outstanding preferred stock. The terms of the Series B, Series C, Series D and Series E preferred stock provide for a preference as to the payment of dividends over shares of common stock and any other capital stock ranking junior to the Series B preferred stock, Series C preferred stock, Series D preferred stock and Series E preferred stock, and for cumulative quarterly dividends at the rate of $218.75, $215.625, $198.75 and $197.50, respectively, per share per year. On and after May 14, 2002, June 6, 2007, February 4, 2003 and March 18, 2003, respectively, the Series B, Series C, Series D and Series E preferred stock, respectively, are subject to redemption, in each case in whole or in part, at the option of First Industrial Realty Trust, Inc., at a cash redemption price of $2,500.00 per share, $2,500.00 per share, $2,500.00 per share and $2,500.00 per share, respectively, plus accrued and unpaid dividends. The Series B, Series C, Series D and Series E preferred stock rank on a parity as to payment of dividends and amounts upon liquidation.

      In the event of any voluntary or involuntary liquidation, dissolution or winding up of First Industrial Realty Trust, Inc., the holders of the Series B, Series C, Series D and Series E preferred stock will be entitled to receive out of First Industrial Realty Trust, Inc.’s assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock or any other shares of capital stock ranking, as to distributions, junior to the Series B, Series C, Series D and Series E preferred, liquidating distributions in the amount of $2,500.00 per share, $2,500.00 per share, $25.00 per share and $25.00 per share, respectively, plus all accrued and unpaid dividends.

      Except as expressly required by law and in some other limited circumstances, the holders of the preferred stock are not entitled to vote. The consent of holders of at least 66% of the outstanding preferred stock and any other series of preferred stock ranking on a parity with the outstanding preferred stock, voting as a single class, is required to authorize another class of shares senior to the outstanding preferred stock. The affirmative vote or consent of the holders of at least 66% of the outstanding shares of each series of preferred stock is required to amend or repeal any provision of, or add any provision to, our articles of incorporation, including the articles supplementary relating to that series of preferred stock, if that action would materially and adversely alter or change the rights, preferences or privileges of that series of preferred stock.

Future Series of Preferred Stock

      The following is a description of the general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our articles of incorporation and bylaws and any applicable amendment to our articles of incorporation designating terms of a series of preferred stock.

      Any prospectus supplement relating to a future series of the preferred stock will contain specific terms, including:

(1) The title and stated value of the preferred stock;

(2) The number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

(3) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

(4) The date from which dividends on the preferred stock shall accumulate, if applicable;

(5) The procedures for any auction and remarketing, if any, for the preferred stock;

(6) The provision for a sinking fund, if any, for the preferred stock;

(7) The provision for redemption, if applicable, of the preferred stock;

(8) Any listing of the preferred stock on any securities exchange;

(9) The terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation of the conversion price;

(10) Any other specific terms, preferences, rights, limitations or restrictions of the preferred stock;

(11) A discussion of federal income tax considerations applicable to the preferred stock;

(12) The relative ranking and preference of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of First Industrial Realty Trust, Inc.;

(13) Any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of First Industrial Realty Trust, Inc.; and

(14) Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of First Industrial Realty Trust, Inc. as a REIT.

      Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of First Industrial Realty Trust, Inc., rank:

•	senior to all classes or series of common stock, and to all equity securities ranking junior to that preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of First Industrial Realty Trust, Inc.;

•	on a parity with all equity securities issued by First Industrial Realty Trust, Inc. the terms of which specifically provide that those equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of First Industrial Realty Trust, Inc.; and

•	junior to all equity securities issued by First Industrial Realty Trust, Inc. the terms of which specifically provide that those equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of First Industrial Realty Trust, Inc.

The term “equity securities” does not include convertible debt securities.

Dividends

      Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by First Industrial Realty Trust, Inc.’s board of directors, out of First Industrial Realty Trust, Inc.’s assets legally available for payment, cash dividends at rates and on dates as will be set forth in the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear on the share transfer books of First Industrial Realty Trust, Inc. on the record dates as shall be fixed by First Industrial Realty Trust, Inc.’s board of directors.

      Dividends on any series of the preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If First Industrial Realty Trust, Inc.’s board of directors fails to declare a dividend payable on a dividend payment date on any series of the preferred stock for which dividends are non-cumulative, then the holders of that series of the preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and First Industrial Realty Trust, Inc. will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment date.

      If preferred stock of any series is outstanding, no dividends will be declared or paid or set apart for payment on any capital stock of First Industrial Realty Trust, Inc. of any other series ranking, as to dividends, on a parity with or junior to the preferred stock of that series for any period unless:

•	if that series of preferred stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for that payment on the preferred stock of that series for all past dividend periods and the then current dividend period; or

•	if that series of preferred stock does not have a cumulative dividend, full dividends for the then current dividend have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for that payment on the preferred stock of that series.

When dividends are not paid in full, or a sum sufficient for full payment is not set apart, upon preferred stock of any series and the shares of any other series of preferred stock ranking on a parity as to dividends with the preferred stock of that series, all dividends declared upon preferred stock of that series and any other series of preferred stock ranking on a parity as to dividends with that preferred stock will be declared pro rata so that the amount of dividends declared per share of preferred stock of that series and other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the preferred stock of that series, which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if that preferred stock does not have a cumulative dividend, and the other series of preferred stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of that series that may be in arrears.

      Except as provided in the immediately preceding paragraph, unless:

•	if a series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of that series have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment is set apart for payment for all past dividend periods and the then current dividend period, and

•	if a series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of that series have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment is set apart for payment for the then current dividend period, no dividends, other than in shares of common stock or other shares of capital stock ranking junior to the preferred stock of that series as to dividends and upon liquidation, shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the common stock, or any other capital stock of First Industrial Realty Trust, Inc. ranking junior to or on a parity with the preferred stock of that series as to dividends or upon liquidation, nor shall any shares of common stock, or any other shares of capital stock of First Industrial Realty Trust, Inc. ranking junior to or on a parity with the preferred stock of that series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration, or any moneys be paid to or made available for a sinking fund for the redemption of any shares, by First Industrial Realty Trust, Inc., except by conversion into or exchange for other capital stock of First Industrial Realty Trust, Inc. ranking junior to the preferred stock of that series as to dividends and upon liquidation.

      Any dividend payment made on shares of a series of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of that series which remain payable.

Redemption

      If provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at the option of First Industrial Realty Trust, Inc., as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in, the applicable prospectus supplement.

      The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of the preferred stock that will be redeemed by First Industrial Realty Trust, Inc. in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends, which will not, if that preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods, to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of capital stock of First Industrial Realty Trust, Inc., the terms of that preferred stock may provide that, if no shares of capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock will automatically and mandatorily be converted into the applicable shares of capital stock of First Industrial Realty Trust, Inc. pursuant to conversion provisions specified in the applicable prospectus supplement.

      However, unless

•	if a series of preferred stock has a cumulative dividend, full cumulative dividends on all shares of that series of preferred stock will have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment set apart for payment for all past dividend periods and the then current dividend period, and

•	if a series of preferred stock does not have a cumulative dividend, full dividends on all shares of the preferred stock of that series have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment set apart for payment for the then current dividend period, no shares of the series of preferred stock will be redeemed unless all outstanding shares of preferred stock of that series are simultaneously redeemed. However, the preceding shall not prevent the purchase or acquisition of preferred stock of that series to preserve the REIT status of First Industrial Realty Trust, Inc. or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that series.

      In addition, unless

•	if the series of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of that series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment set apart for payment for all past dividend periods and the then current dividend period, and

•	if the series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of that series have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment set apart for payment for the then current dividend period,

First Industrial Realty Trust, Inc. will not purchase or otherwise acquire directly or indirectly any shares of preferred stock of that series, except by conversion into or exchange for capital shares of First Industrial Realty Trust, Inc. ranking junior to the preferred stock of that series as to dividends and upon liquidation. However, the preceding shall not prevent the purchase or acquisition of shares of preferred stock of that series to preserve the REIT status of First Industrial Realty Trust, Inc. or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that series.

      If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, the number of shares to be redeemed will be determined by First Industrial Realty Trust, Inc. Those shares may be redeemed ratably from the holders of record of those shares in proportion to the number of those shares held or for which redemption is requested by that holder, with adjustments to avoid redemption of fractional shares, or by any other equitable manner determined by First Industrial Realty Trust, Inc.

      Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock of any series to be redeemed at the address shown on the stock transfer books of First Industrial Realty Trust, Inc. Each notice shall state:

•	the redemption date;

•	the number of shares and series of the preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for the preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on the redemption date; and

•	the date upon which the holder’s conversion rights, if any, as to those shares shall terminate.

      If fewer than all the shares of preferred stock of any series are to be redeemed, the notice mailed to each holder of preferred stock shall also specify the number of shares of preferred stock to be redeemed from each holder. If notice of redemption of any preferred stock has been given and if the funds necessary for the redemption have been set aside by First Industrial Realty Trust, Inc. in trust for the benefit of the holders of any preferred stock called for redemption, then from and after the redemption date dividends will cease to accrue on the preferred stock called for redemption, and all rights of the holders of those shares will terminate, except the right to receive the redemption price.

Liquidation Preference

      Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of First Industrial Realty Trust, Inc., then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of capital stock of First Industrial Realty Trust, Inc. ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of First Industrial Realty Trust, Inc., the holders of each series of preferred stock shall be entitled to receive out of assets of First Industrial Realty Trust, Inc. legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share, if any, set forth in the applicable prospectus supplement, plus an amount equal to all dividends accrued and unpaid thereon, which shall not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of First Industrial Realty Trust, Inc.’s remaining assets. In the event that, upon any voluntary or involuntary liquidation, dissolution or winding up, First Industrial Realty Trust, Inc.’s available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other classes or series of capital stock of First Industrial Realty Trust, Inc. ranking on a parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and those other classes or series of capital stock will share ratably in the distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

      If liquidating distributions will have been made in full to all holders of preferred stock, First Industrial Realty Trust, Inc.’s remaining assets will be distributed among the holders of any other classes or series of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For these purposes, the consolidation or merger of First Industrial Realty Trust, Inc. with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of First Industrial Realty Trust, Inc., will not be deemed to constitute a liquidation, dissolution or winding up of First Industrial Realty Trust, Inc.

Voting Rights

      Holders of the preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

      Unless provided otherwise for any series of preferred stock, so long as any shares of preferred stock of a series remain outstanding, First Industrial Realty Trust, Inc. will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of that series of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting, each series voting separately as a class:

•	authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to that series of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock of First Industrial Realty Trust, Inc. into those shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any of those shares; or

•	amend, alter or repeal the provisions of our articles of incorporation or the designating amendment for that series of preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of that series of preferred stock or the holders of that series of preferred stock.

However, with respect to the occurrence of any of the events set forth in the second subparagraph above, so long as the preferred stock remains outstanding with its terms materially unchanged, taking into account that upon the occurrence of an event, First Industrial Realty Trust, Inc. may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of preferred stock. Further,

•	any increase in the amount of the authorized preferred stock or the creation or issuance of any other series of preferred stock, or

•	any increase in the amount of authorized shares of that series or any other series of preferred stock, in each case ranking on a parity with or junior to the preferred stock of that series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers.

      These voting provisions will not apply if, at or prior to the time when the act with respect to which that vote would otherwise be required shall be effected, all outstanding shares of that series of preferred stock shall have been redeemed or called for redemption and sufficient funds will have been deposited in trust to effect the redemption.

Conversion Rights

      The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock will be set forth in the applicable prospectus supplement. The terms will include:

•	the number of shares of common stock into which the shares of preferred stock are convertible,

•	the conversion price (or manner of calculating the conversion price),

•	the conversion period,

•	provisions as to whether conversion will be at the option of the holders of the preferred stock or First Industrial Realty Trust, Inc.,

•	the events requiring an adjustment of the conversion price, and

•	provisions affecting conversion in the event of the redemption of that series of preferred stock.

Restrictions on Ownership

      For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain entities, during the last half of a taxable year. To assist First Industrial Realty Trust, Inc. in meeting this requirement, First Industrial Realty Trust, Inc. may take certain actions to limit the beneficial ownership, directly or indirectly, by individuals of First Industrial Realty Trust, Inc.’s outstanding equity securities, including any preferred stock. Therefore, the designating amendment for each series of preferred stock may contain provisions restricting the ownership and transfer of the preferred stock. The applicable prospectus supplement will specify any additional ownership limitation relating to a series of preferred stock. See “Restrictions on Transfers of Capital Stock.”

Transfer Agent

      The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

      First Industrial Realty Trust, Inc. may, at its option, elect to offer depositary shares rather than full shares of preferred stock. In the event that option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series, including dividend, voting, redemption and liquidation rights. The applicable fraction will be specified in the prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among First Industrial Realty Trust, Inc., the depositary and the holders of the depositary receipts. Certificates evidencing depositary shares will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take actions, such as filing proof of residence and paying charges.

      The summary of terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement, our articles of incorporation and the form of designating amendment for the applicable series of preferred stock. All material terms of the depository shares, except those disclosed in the applicable prospectus supplement, are described in this prospectus.

Dividends

      The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date, which will be the same date as the record date fixed by First Industrial Realty Trust, Inc. for the applicable series of preferred stock. The depositary, however, will distribute only an amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

      In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts so entitled, in proportion, as nearly as may be practicable, to the number of depositary shares owned by those holders on the relevant record date, unless the depositary determines, after consultation with First Industrial Realty Trust, Inc., that it is not feasible to make the distribution, in which case the depositary may, with First Industrial Realty Trust, Inc.’s approval, adopt any other method for that distribution as it deems equitable and appropriate, including the sale of the property, at place or places and upon terms that it may deem equitable and appropriate, and distribution of the net proceeds from that sale to the holders.

      No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock converted into excess stock.

Liquidation Preference

      In the event of the liquidation, dissolution or winding up of the affairs of First Industrial Realty Trust, Inc., whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the prospectus supplement.

Redemption

      If the series of preferred stock represented by the applicable series of depositary shares is redeemable, those depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever First Industrial Realty Trust, Inc. redeems any preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the redeemed preferred stock. The depositary will mail the notice of redemption promptly upon receipt of notice from First Industrial Realty Trust, Inc. and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares to the record holders of the depositary receipts.

Voting

      Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts as of the record date for the meeting. Each record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by the record holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the preferred stock represented by depositary shares in accordance with those instructions, and First Industrial Realty Trust, Inc. will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

      Upon surrender of depositary receipts at the principal office of the depositary, upon payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by the depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock who are withdrawn will not thereafter be entitled to deposit their shares under the deposit agreement or to receive depositary receipts evidencing their depositary shares.

Amendment and Termination of Deposit Agreement

      The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between First Industrial Realty Trust, Inc. and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless that amendment has been approved by at least a majority of the depositary shares then outstanding. No amendment to the deposit agreement may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing their depositary shares with instructions to the depositary to deliver to the holder the preferred stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

      The deposit agreement will be permitted to be terminated by First Industrial Realty Trust, Inc. upon not less than 30 days prior written notice to the applicable depositary if:

•	termination is necessary to preserve First Industrial Realty Trust, Inc.’s status as a REIT, or

•	a majority of each series of preferred stock affected by termination consents to termination, whereupon the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by that holder, the number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by those depositary receipts together with any other property held by the depositary with respect to those depositary receipts.

First Industrial Realty Trust, Inc. will agree that if the deposit agreement is terminated to preserve status as a REIT, then First Industrial Realty Trust, Inc. will use its best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange.

      In addition, the deposit agreement will automatically terminate if:

•	all outstanding depositary shares thereunder shall have been redeemed,

•	there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding up of First Industrial Realty Trust, Inc. and that distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing that preferred stock, or

•	each share of the related preferred stock will have been converted into stock of First Industrial Realty Trust, Inc. not represented by depositary shares.

Charges of Depositary

      First Industrial Realty Trust, Inc. will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. First Industrial Realty Trust, Inc. will pay charges of the depositary in connection with the initial deposit of the preferred stock and initial issuance of the depositary shares, and redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by those depositary receipts if those charges are not paid.

Miscellaneous

      The depositary will forward to the holders of depositary receipts all reports and communications from First Industrial Realty Trust, Inc. that are delivered to the Depositary and which First Industrial Realty Trust, Inc. is required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at other places as it may from time to time deem advisable, any reports and communications received from First Industrial Realty Trust, Inc. that are received by the Depositary as the holder of preferred stock.

      Neither the depositary nor First Industrial Realty Trust, Inc. assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its negligence or willful misconduct. Neither the depositary nor First Industrial Realty Trust, Inc. will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of First Industrial Realty Trust, Inc. and the depositary under the deposit agreement will be limited to performance in good faith of their duties under the deposit agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. First Industrial Realty Trust, Inc. and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give that information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

      In the event the depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and First Industrial Realty Trust, Inc., on the other hand, the depositary shall be entitled to act on those claims, requests or instructions received from First Industrial Realty Trust, Inc.

Resignation and Removal of Depositary

      The depositary may resign at any time by delivering to First Industrial Realty Trust, Inc. notice of its election to do so, and First Industrial Realty Trust, Inc. may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of that appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

Federal Income Tax Consequences

      Owners of depositary shares will be treated for Federal income tax purposes as if they were owners of the preferred stock represented by depositary shares. Accordingly, those owners will be entitled to take into account, for Federal income tax purposes, income and deductions to which they would be entitled if they were holders of the preferred stock. In addition,

•	no gain or loss will be recognized for Federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares,

•	the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon exchange, be the same as the aggregate tax basis of the depositary shares exchanged therefor, and

•	the holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which that person owned those depositary shares.

DESCRIPTION OF COMMON STOCK

      The following is a summary of the material terms of our common stock. You should read our articles of incorporation and bylaws, which are incorporated by reference to the registration statement of which this prospectus is a part.

General

      Under our articles of incorporation, First Industrial Realty Trust, Inc. has authority to issue 100 million shares of its common stock, par value $.01 per share. Under Maryland law, stockholders generally are not responsible for the corporation’s debts or obligations. At June 29, 2001 we had outstanding 39,534,652 shares of common stock.

Terms

      Subject to the preferential rights of any other shares or series of stock, including preferred stock outstanding from time to time, and to the provisions of our articles of incorporation regarding excess stock, common stock holders will be entitled to receive dividends on shares of common stock if, as and when authorized and declared by our board of directors out of assets legally available for that purpose. Subject to the preferential rights of any other shares or series of stock, including preferred stock outstanding from time to time, and to the provisions of our articles of incorporation regarding excess stock, common stockholders will share ratably in the assets of First Industrial Realty Trust, Inc. legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding up after payment of, or adequate provision for, all known debts and liabilities of First Industrial Realty Trust, Inc. For a discussion of excess stock, please see “Restrictions on Transfers of Capital Stock.”

      Subject to the provisions of our articles of incorporation regarding excess stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any other class or series of stock, common stock holders will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares of common stock will not be able to elect any directors.

      Common stock holders have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any securities of First Industrial Realty Trust, Inc.

      Subject to the provisions of our articles of incorporation regarding excess stock, all shares of common stock will have equal dividend, distribution, liquidation and other rights, and will have no preference, appraisal or exchange rights.

      Under the MGCL, a corporation generally cannot dissolve, amend its articles of incorporation, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage, but not less than a majority of all of the votes to be cast on the matter, is set forth in the corporation’s articles of incorporation. Our articles of incorporation do not provide for a lesser percentage in such situations.

Restrictions on ownership

      For First Industrial Realty Trust, Inc. to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital stock may be owned, actually or by attribution, by five or fewer individuals, as defined in the Code to include certain entities, during the last half of a taxable year. To assist us in meeting this requirement, we may take certain actions to limit the beneficial ownership, directly or indirectly, by individuals of our outstanding equity securities. See “Restrictions on Transfers of Capital Stock.”

Transfer agent

      The transfer agent and registrar for the common stock is Equiserve — First Chicago Trust Division.

Shareholder rights plan

      On September 4, 1997, the board of directors of First Industrial Realty Trust, Inc. adopted a shareholder rights plan. Under the shareholder rights plan, one right was attached to each outstanding share of common stock at the close of business on October 19, 1997, and one right will be attached to each share of common stock thereafter issued. Each right entitles the holder to purchase, under certain conditions, one one-hundredth of a share of our junior participating preferred stock for $125.00. The rights may also, under certain conditions, entitle the holders to receive common stock, or common stock of an entity acquiring First Industrial Realty Trust, Inc., or other consideration, each having a value equal to twice the exercise price of each right ($250.00). We have designated 1,000,000 shares as junior participating preferred stock and have reserved such shares for issuance under the shareholder rights plan. In the event of any merger, consolidation, combination or other transaction in which shares of common stock are exchanged for or changed into other stock or securities, cash and/or other property, each share of junior participating preferred stock will be entitled to receive 100 times the aggregate amount of stock, securities, cash and/or other property, into which or for which each share of common stock is changed or exchanged, subject to certain adjustments. The rights are redeemable by us at a price of $.001 per right. If not exercised or redeemed, all rights expire on October 20, 2007. The description and terms of the rights are set forth in a shareholder rights agreement between us and First Chicago Trust Company of New York.

CERTAIN PROVISIONS OF MARYLAND LAW AND THE
FIRST INDUSTRIAL REALTY TRUST, INC. ARTICLES OF INCORPORATION AND BYLAWS

      The following summary of certain provisions of Maryland law is not complete and is qualified by reference to Maryland law and our articles of incorporation and bylaws, which are incorporated by reference to the registration statement of which this prospectus is a part.

Business combinations

      Under the MGCL, certain “business combinations” between a Maryland corporation and an “Interested Stockholder” or, in certain circumstances, an associate or an affiliate thereof, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Business combinations for the purposes of the preceding sentence are defined by the MGCL to include specified mergers, consolidations, share exchanges and asset transfers, some issuances and reclassifications of equity securities, the adoption of a plan of liquidation or dissolution or the receipt by an interested stockholder or its affiliate of any loan advance, guarantee, pledge or other financial assistance or tax advantage provided by First Industrial Realty Trust, Inc. After the five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least

•	80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and

•	two-thirds of the votes entitled to be cast by holders of outstanding shares of the corporation other than shares held by the Interested Stockholder with whom the business combination is to be effected.

The super-majority vote requirements will not apply if, among other things, the corporation’s stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. Our articles of incorporation exempt from these provisions of the MGCL any business combination in which there is no Interested Stockholder other than Jay H. Shidler, the Chairman of our board of directors, or any entity controlled by Mr. Shidler unless Mr. Shidler is an Interested Stockholder without taking into account his ownership of shares of our common stock and the right to acquire shares of our common stock in an aggregate amount that does not exceed the number of shares of our common stock that he owned and had the right to acquire, including through the exchange of limited partnership units of First Industrial, L.P., at the time of the consummation of our initial public offering.

Control share acquisitions

      The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers or by directors who are also employees of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other shares of stock previously acquired by that person, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-fifth or more but less than one-third,

•	one-third or more but less than a majority, or

•	a majority of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

      A person who has made or proposes to make a control share acquisition may compel the board of directors, upon satisfaction of certain conditions, including an undertaking to pay expenses, to call a special meeting of stockholders to be held within 50 days after receiving a demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any meeting of stockholders.

      If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares, except those for which voting rights have previously been approved. The corporation’s redemption of the control shares will be for fair value determined, without regard to the absence of voting rights, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of the control shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of the appraisal rights may not be less than the highest price per share paid in the control share acquisition. Certain limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

      The control share acquisition statute does not apply to

•	shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or

•	acquisitions approved or exempted by our articles of incorporation or bylaws.

      Our bylaws contain a provision exempting any and all acquisitions of our shares of capital stock from the control share provisions of the MGCL. There can be no assurance that this bylaw provision will not be amended or eliminated in the future.

Amendment of articles of incorporation

      Our articles of incorporation, including the provisions on classification of the board of directors discussed below, may be amended only by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter.

Meetings of stockholders

      Our bylaws provide for annual meetings of stockholders to be held on the third Wednesday in April or on any other day as may be established from time to time by our board of directors. Special meetings of stockholders may be called by

•	our Chairman of the board or our President,

•	a majority of the board of directors, or

•	stockholders holding at least 25% of our outstanding capital stock entitled to vote at the meeting.

      Our bylaws provide that any stockholder of record wishing to nominate a director or have a stockholder proposal considered at an annual meeting must provide written notice and certain supporting documentation to us relating to the nomination or proposal not less than 75 days nor more than 180 days prior to the anniversary date of the prior year’s annual meeting or special meeting in lieu thereof (the “Anniversary Date”). In the event that the annual meeting is called for a date more than seven calendar days before the Anniversary Date, stockholders generally must provide written notice within 20 calendar days after the date on which notice of the meeting is mailed to stockholders or the date of the meeting is publicly disclosed.

      The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about the qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal. Our bylaws may have those effects without regard to whether consideration of the nominees or proposal might be harmful or beneficial to us and our stockholders.

Classification of the board of directors

      Our bylaws provide that the number of our directors may be established by the board of directors but may not be fewer than the minimum number required by Maryland law nor more than twelve. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors, except that a vacancy resulting from an increase in the number of directors will be filled by a majority of the entire board of directors. Under the terms of our articles of incorporation, our directors are divided into three classes. One class holds office for a term expiring at the annual meeting of stockholders to be held in 2002, and the other two classes hold office for terms expiring at the annual meetings of stockholders to be held in 2003 and 2004, respectively. As the term of each class expires, directors in that class will be elected for a term of three years and until their successors are duly elected and qualified. We believe that classification of our board of directors will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors.

      The classified board provision could have the effect of making the removal of incumbent directors more time consuming and difficult, which could discourage a third party from making a tender offer or otherwise attempting to obtain control of us, even though such an attempt might be beneficial to us and our stockholders. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. Holders of shares of common stock will have no right to cumulative voting for the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of common stock will be able to elect all of the successors of the class of directors whose term expires at that meeting.

RESTRICTIONS ON TRANSFERS OF CAPITAL STOCK

      For First Industrial Realty Trust, Inc. to qualify as a REIT under the Code, among other things, not more than 50% in value of its outstanding capital stock may be owned, actually or by attribution, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. Our capital stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter tax year. See “Federal Income Tax Considerations.” To ensure that we remain a qualified REIT, our articles of incorporation, subject to certain exceptions, provide that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than an aggregate of 9.9% in value of our capital stock. Any transfer of capital stock or any security convertible into capital stock that would create a direct or indirect ownership of capital stock in excess of the ownership limit or that would result in our disqualification as a REIT, including any transfer that results in the capital stock being owned by fewer than 100 persons or results in us being “closely held” within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the capital stock.

      Capital stock owned, or deemed to be owned, or transferred to a stockholder in excess of the ownership limit will automatically be exchanged for shares of “excess stock”, as defined in our articles of incorporation, that will be transferred, by operation of law, to us as trustee of a trust for the exclusive benefit of the transferees to whom such capital stock may be ultimately transferred without violating the ownership limit. While the excess stock is held in trust, it will not be entitled to vote, it will not be considered for purposes of any stockholder vote or the determination of a quorum for such vote, and it will not be entitled to participate in the accumulation or payment of dividends or other distributions. A transferee of excess stock may, at any time such excess stock is held by us in trust, designate as beneficiary of the transferee stockholder’s interest in the trust representing the excess stock any individual whose ownership of the capital stock exchanged into such excess stock would be permitted under the ownership limit, and may transfer that interest to the beneficiary at a price not in excess of the price paid by the original transferee-stockholder for the capital stock that was exchanged into excess stock. Immediately upon the transfer to the permitted beneficiary, the excess stock will automatically be exchanged for capital stock of the class from which it was converted.

      In addition, we will have the right, for a period of 90 days during the time any excess stock is held by us in trust, and, with respect to excess stock resulting from the attempted transfer of our preferred stock, at any time when any outstanding shares of preferred stock of the series are being redeemed, to purchase all or any portion of the excess stock from the original transferee-stockholder at the lesser of the price paid for the capital stock by the original transferee-stockholder and the market price, as determined in the manner set forth in our articles of incorporation, of the capital stock on the date we exercise our option to purchase or, in the case of a purchase of excess stock attributed to preferred stock which has been called for redemption, at its stated value, plus all accumulated and unpaid dividends to the date of redemption. The 90-day period begins on the date of the violative transfer if the original transferee-stockholder gives notice to us of the transfer or, if no such notice is given, the date the board of directors determines that a violative transfer has been made.

FEDERAL INCOME TAX CONSIDERATIONS

      This section is a summary of the material federal income tax matters of general application pertaining to REITs under the Code. The discussion is based on current law and does not purport to deal with all aspects of federal income taxation that may be relevant to investors subject to special treatment under the federal income tax laws, such as tax-exempt investors, dealers in securities or foreign persons. The provisions of the Code pertaining to REITs are highly technical and complex and sometimes involve mixed questions of fact and law. In addition, this section does not discuss foreign, state or local taxation. We have received an opinion from Cahill Gordon & Reindel as to the conclusions of law expressed in this summary. Prospective investors should consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences specific to them of holding and disposing of the common stock.

      In the opinion of Cahill Gordon & Reindel, commencing with our taxable year ended December 31, 1994:

•	we have been organized in conformity with the requirements for qualification as a REIT under the Code,

•	our method of operation has enabled us to meet the requirements for qualification as a REIT under the Code, and

•	provided that we continue to satisfy the various requirements applicable under the Code to REITs, as described herein, we will continue to so qualify.

Cahill Gordon & Reindel’s opinion is based on various assumptions and is conditioned upon certain representations made by us as to factual matters with respect to us and certain partnerships and limited liability companies through which we hold substantially all of our assets. Moreover, our qualification and taxation as a REIT depends upon our ability to meet, as a matter of fact, through actual annual operating results, distribution levels, diversity of stock ownership and various other qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Cahill Gordon & Reindel. No assurance can be given that the actual results of our operations for any particular taxable year will satisfy those requirements.

      To qualify as a REIT under the Code for a taxable year, we must meet certain organizational and operational requirements, which generally require us to be a passive investor in real estate and to avoid excessive concentration of ownership of our capital stock. Generally, at least 75% of the value of our total assets at the end of each calendar quarter must consist of real estate assets, cash or governmental securities. We generally may not own securities possessing more than 10% of the total voting power, or representing more than 10% of the total value, of the outstanding securities of any issuer, and the value of any one issuer’s securities may not exceed 5% of the value of our assets. Shares of qualified REITs, qualified temporary investments and shares of certain wholly owned subsidiary corporations are exempt from these prohibitions. We hold assets through certain wholly owned subsidiary corporations and hold preferred stock interests in certain corporations. In the opinion of Cahill Gordon & Reindel, based on certain factual representations, these holdings do not violate the prohibition on ownership of voting securities.

      The 10% and 5% limitations described above will not apply to the ownership of securities of a “taxable REIT subsidiary.” A REIT may own up to 100% of the securities of a taxable REIT subsidiary subject only to the limitations that the aggregate value of the securities of all taxable REIT subsidiaries owned by the REIT does not exceed 20% of the value of the assets of the REIT, and the aggregate value of all securities owned by the REIT (including the securities of all taxable REIT subsidiaries, but excluding government securities) does not exceed 25% of the value of the assets of the REIT. A taxable REIT subsidiary generally is any corporation (other than another REIT and corporations involved in certain lodging, healthcare, franchising and licensing activities) owned by a REIT with respect to which the REIT and such corporation jointly elect that such corporation shall be treated as a taxable REIT subsidiary.

      For each taxable year, at least 75% of a REIT’s gross income must be derived from specified real estate sources and 95% must be derived from such real estate sources plus certain other permitted sources. Real estate income for purposes of these requirements includes

•	gain from the sale of real property not held primarily for sale to customers in the ordinary course of business,

•	dividends on REIT shares,

•	interest on loans secured by mortgages on real property,

•	certain rents from real property, and

•	certain income from foreclosure property.

For rents to qualify, they may not be based on the income or profits of any person, except that they may be based on a percentage or percentages of gross income or receipts. Also, subject to certain limited exceptions, the REIT may not manage the property or furnish services to tenants except through an independent contractor which is paid an arm’s-length fee and from which the REIT derives no income. However, a REIT may render a de minimis amount of otherwise impermissible services to tenants, or in connection with the management of property, and treat amounts received with respect to such property as rents from real property. In addition, a taxable REIT subsidiary may provide certain services to tenants of the REIT, which services could not otherwise be provided by the REIT or the REIT’s other subsidiaries.

      Substantially all of our assets are held through certain partnerships. In general, in the case of a REIT that is a partner in a partnership, applicable regulations treat the REIT as holding directly its proportionate share of the assets of the partnership and as being entitled to the income of the partnership attributable to such share.

      We must satisfy certain ownership restrictions that limit the concentration of ownership of our capital stock by a few individuals and the ownership by us of our tenants. Our outstanding capital stock must be held by at least 100 stockholders. No more than 50% in value of our outstanding capital stock, including in some circumstances capital stock into which outstanding securities might be converted, may be owned actually or constructively by five or fewer individuals or certain other entities at any time during the last half of our taxable year. Accordingly, our articles of incorporation contain certain restrictions regarding the transfer of our common stock, preferred stock and any other outstanding securities convertible into stock when necessary to maintain our qualification as a REIT under the Code. However, because the Code imposes broad attribution rules in determining constructive ownership, no assurance can be given that the restrictions contained in our articles of incorporation will be effective in maintaining our REIT status. See “Restrictions on Transfers of Capital Stock.”

      So long as we qualify for taxation as a REIT, distribute at least 90% of our REIT taxable income, computed without regard to net capital gain or the dividends paid deduction, for each taxable year to our stockholders annually and satisfy certain other distribution requirements, we will not be subject to federal income tax on that portion of such income distributed to stockholders. We will be taxed at regular corporate rates on all income not distributed to stockholders. Our policy is to distribute at least 90% of our taxable income. We may elect to pass through to our shareholders on a pro rata basis any taxes paid by us on our undistributed net capital gain income for the relevant tax year. REITs also may incur taxes for certain other activities or to the extent distributions do not satisfy certain other requirements.

      Our failure to qualify during any taxable year as a REIT could, unless certain relief provisions were available, have a material adverse effect upon our stockholders. If disqualified for taxation as a REIT for a taxable year, we also would be disqualified for taxation as a REIT for the next four taxable years, unless the failure were considered to be due to reasonable cause and not willful neglect and certain other conditions were satisfied. We would be subject to federal income tax at corporate rates on all of our taxable income and would not be able to deduct any dividends paid, which could result in a discontinuation of or substantial reduction in dividends to stockholders. Dividends also would be subject to the regular tax rules applicable to dividends received by stockholders of corporations. Should the failure to qualify as a REIT be determined to have occurred retroactively in one of our earlier tax years, the imposition of a substantial federal income tax liability on us attributable to any nonqualifying tax years may adversely affect our ability to pay dividends. In the event that we fail to meet certain income tests applicable to REITs, we may, generally, nonetheless retain our qualification as a REIT if we pay a 100% tax on the amount by which we failed to meet the relevant income test so long as such failure was considered to be due to reasonable cause and not willful neglect and certain other conditions are satisfied. Any such taxes would adversely affect our ability to pay dividends and distributions.

EXPERTS

      The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K/A No. 1 for the year ended December 31, 2000 for each of First Industrial Realty Trust, Inc. and First Industrial, L.P., have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

      Certain legal matters will be passed upon for us by Cahill Gordon & Reindel, New York, New York. Cahill Gordon & Reindel will rely as to all matters of Maryland law on the opinion of McGuireWoods LLP, Baltimore, Maryland. If counsel for any underwriter, dealer or agent passes on legal matters in connection with an offering made by this prospectus, we will name that counsel in the prospectus supplement relating to the offering.

WHERE YOU CAN FIND MORE INFORMATION

      First Industrial Realty Trust, Inc. and the Operating Partnership are subject to the informational requirements of the Securities Exchange Act of 1934. First Industrial Realty Trust, Inc. files reports, proxy statements and other information with the Securities and Exchange Commission. The Operating Partnership files reports and other information with the Commission. You may read and copy any of our reports, proxy statements and other information at, and obtain copies upon payment of prescribed fees from, the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Those documents are also available for inspection and copying at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. First Industrial Realty Trust, Inc.’s common stock is listed on the New York Stock Exchange and its Commission filings can also be inspected and copied at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

      This prospectus is a part of a registration statement we filed with the Commission. As permitted by the Commission, this prospectus does not contain all the information that you can find in the registration statement or the exhibits to the registration statement.

      We “incorporate by reference” information we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and more recent information automatically updates and supersedes more dated information contained or incorporated by reference in this prospectus.

      First Industrial Realty Trust, Inc. filed the following documents with the Commission and incorporates them by reference into this prospectus (file no. 1-13102):

1) Annual Report on Form 10-K for the year ended December 31, 2000, filed March 9, 2001;

2) Annual Report on Form 10-K/ A No. 1 for the year ended December 31, 2000, filed July 6, 2001;

3) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001, filed May 15, 2001;

4) Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001, filed August 10, 2001;

5) Current Report on Form 8-K filed with the Commission on January 12, 2001;

6) Current Report on Form 8-K/ A No. 1 filed with the Commission on March 8, 2001;

7) Current Report on Form 8-K filed with the Commission on March 16, 2001;

8) Current Report on Form 8-K filed with the Commission on April 10, 2001; and

9) The description of the common stock included in First Industrial Realty Trust, Inc.’s registration statement on Form 8-A dated June 23, 1994 and the description of the associated preferred share purchase rights included in the Form 8-A filed September 24, 1997.

      The Operating Partnership filed the following documents with the Commission and incorporates them by reference into this prospectus (file no.: 333-21873):

1) Annual Report on Form 10-K for the year ended December 31, 2000, filed March 28, 2001;

2) Annual Report on Form 10-K/A No. 1 for the year ended December 31, 2000, filed July 6, 2001;

3) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001, filed May 15, 2001;

4) Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001, filed August 10, 2001;

5) Current Report on Form 8-K filed with the Commission on January 12, 2001;

6) Current Report on Form 8-K/A No. 1 filed with the Commission on March 8, 2001;

7) Current Report on Form 8-K filed with the Commission on March 16, 2001;

8) Current Report on Form 8-K filed with the Commission on March 29, 2001; and

9) Current Report on Form 8-K filed with the Commission on April 5, 2001.

      All documents filed by First Industrial Realty Trust, Inc. or the Operating Partnership under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and made a part hereof from the date of the filing of such documents.

      We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of these filings or portions of these filings by writing to or calling us at First Industrial Realty Trust, Inc., Attention: Investor Relations, 311 S. Wacker Drive, Suite 4000, Chicago, Illinois 60606, telephone (312) 344-4300. The copies of filings will not include exhibits unless those exhibits are specifically incorporated by reference into the filing.

LOGO

50,000 Series F Depositary Shares

25,000 Series G Depositary Shares

First Industrial Realty Trust, Inc.

Depositary Shares Each Representing 1/100 of a Share of

Flexible Cumulative Redeemable Preferred Stock
(T-FLEXSM)

PROSPECTUS SUPPLEMENT

May 18, 2004

PROSPECTUS

August 23, 2001

LEHMAN BROTHERS

CREDIT SUISSE FIRST BOSTON

WACHOVIA SECURITIES

BB & T CAPITAL MARKETS